As filed with the U.S. Securities and Exchange Commission on June 30, 2014

1940 Act File No. 811-21324

U.S SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

☒ Registration Statement under the Investment Company Act of 1940

☒ Amendment No. 3

ACP FUNDS TRUST

(Exact Name of Registrant as Specified in Charter)

150 N. Radnor Chester Rd. Suite C-220

Radnor, PA 19087

(Address of Principal Executive Offices)

610-688-4180

(Registrant’s Telephone Number, including Area Code)

Gary E. Shugrue

Ascendant Capital Partners, LP

150 N. Radnor Chester Rd., Suite C-220

Radnor, PA 19087

610-688-4180

(Name and Address of Agent for Service)

This Amendment No. 3 to the Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Shares in Registrant are not being registered under the Securities Act of 1933 (the “1933 Act”) and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an eligible investor as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, shares in the Registrant.

ACP FUNDS TRUST

CROSS REFERENCE SHEET

Items Required by Form N-2		Registration Statement Heading

PART A

Item 1.	Outside Front Cover	Cover Page

Item 2.	Cover Pages; Other Offering Information	Cover Page

Item 3.	Fee Table and Synopsis	Fees and Expenses

Item 4.	Financial Highlights	Financial Highlights

Item 5.	Plan of Distribution	The Offering - Shares of the Fund

Item 6.	Selling Shareholders	Not Applicable

Item 7.	Use of Proceeds	General Description of the Fund;
The Offering – Shares of the Fund

Item 8.	General Description of the Registrant	General Description of the Fund;
Investment Objective and Goals;
Investment Strategies an
Selection of Underlying
Funds; Risk Factors

Item 9.	Management	Investment Manager; Fund
Manager; Board of Trustees;
Management Fee

Item 10.	Capital Stock, Long-Term Debt, and	Organization and
	Other Securities	Description of Shares;
Restrictions on transfer;
Redemptions and
Repurchase of Shares

Item 11.	Defaults and Arrears on Senior Securities	Not Applicable

Item 12.	Legal Proceedings	Not Applicable

Item 13.	Table of Contents of the Statement of	Table of Contents of the Statement
	Additional Information	of Additional Information

PART B

Item 14.	Cover Page	Cover Page

Item 15.	Table of Contents	Table of Contents of the Statement
of Additional Information

Item 16.	General Information and History	General Description of the Trust

Item 17.	Investment Objectives and Policies	Investment Strategies and
Selection of Underlying
Funds; Investment Restrictions

Item 18.	Management	Management of the Funds

Item 19.	Control Persons and Principal Holders	Control Persons
of Securities

Item 20.	Investment Advisory and Other Services	Management of the Funds

Item 21.	Brokerage Allocation and Other Practices	Brokerage Practices

Item 22.	Tax Status	Taxes; ERISA Considerations

Item 23.	Financial Statements	Financial Statements

Memorandum Number:_____

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

ACP Institutional Series Strategic Opportunities Fund,

a Series of ACP Funds Trust, a Delaware Statutory Trust

A Private Offering of Shares of Beneficial Interest

This memorandum concisely sets forth the information about the ACP Institutional Series Strategic Opportunities Fund (the “Fund”) that a prospective investor should know before investing and should be retained for future reference. Additional information about the Fund has been filed with the Securities and Exchange Commission and is available without charge upon written or oral request to the Fund. Portions of the Fund’s Statement of Additional Information dated June 30, 2014 (the “Statement of Additional Information” or “SAI”) are incorporated by reference in this Memorandum. The Statement of Additional Information, as well as the Fund’s Annual and Semi-Annual Report to Shareholders, can be obtained without charge by calling collect to (610) 688-4180 or writing ACP Funds Trust c/o Ascendant Capital Partners LP., 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

The Table of Contents of the SAI appears at pg. 29 of this Memorandum.

Because the Fund is not publicly offered, the Fund does not make available its Statement of Additional Information or its annual and semi-annual reports on its website. Such reports and other reports filed by the Fund are available on the SEC’s website (www.sec.gov) for no charge.

Barlow Partners, Inc.	Ascendant Capital Partners, LP
880 Third Avenue, 3rd floor	150 N. Radnor Chester Rd., Suite C-220
New York, NY 10022	Radnor, PA 19087
Investment Manager	Sub- Investment Manager

June 30, 2014

THESE SECURITIES ARE SUBJECT TO A HIGH DEGREE OF RISK. SEE “RISK FACTORS.”

THIS MEMORANDUM IS BEING FURNISHED BY THE FUND SOLELY FOR USE BY YOU IN EVALUATING THE OFFERING AND THE FUND. NEITHER THE INVESTMENT MANAGER NOR THE SUB-INVESTMENT MANAGER WILL RECEIVE ANY COMMISSIONS OR FEES FOR THE SALE OF SHARES BUT, AS THE INVESTMENT MANAGER AND SUB-INVESMENT MANAGER OF THE FUND AND THE PORTFOLIO (AS DEFINED BELOW), THEY WILL RECEIVE INVESTMENT MANAGEMENT FEES FOR MANAGING THE FUND AND THE PORTFOLIO.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES ADMINISTRATOR, NOR HAS THE SEC OR ANY STATE SECURITIES ADMINISTRATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM OR DETERMINED WHETHER THIS MEMORANDUM IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO SIGNIFICANT RESTRICTIONS ON REDEEMABILITY, TRANSFERABILITY AND RESALE. THE SHARES ARE NOT LISTED ON A SECURITIES EXCHANGE NOR DOES ANY PUBLIC MARKET FOR THE SHARES EXIST. WITH VERY LIMITED EXCEPTIONS, SHARES ARE NOT TRANSFERABLE AND LIQUIDITY WILL BE PROVIDED ONLY THROUGH LIMITED REPURCHASE OFFERS. AS A RESULT, INVESTORS MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR A SUBSTANTIAL PERIOD OF TIME.

THE INFORMATION IN THIS MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS EXCLUSIVELY FOR YOUR USE AND RETENTION AND, BY ACCEPTING THIS MEMORANDUM, YOU AGREE NOT TO TRANSMIT, REPRODUCE OR MAKE AVAILABLE TO ANY OTHER PERSON (OTHER THAN YOUR LEGAL, TAX, ACCOUNTING AND OTHER ADVISORS) ALL OR ANY PART OF THIS MEMORANDUM WITHOUT THE FUND’S EXPRESS WRITTEN PERMISSION.

THIS IS A PRIVATE OFFERING. THE FUND IS AVAILABLE ONLY TO INVESTORS WHO ARE “ACCREDITED INVESTORS” UNDER REGULATION D PROMULGATED BY THE SEC UNDER THE SECURITIES ACT. AN “ACCREDITED INVESTOR”, IN THE CONTEXT OF A NATURAL PERSON, INCLUDES ANYONE WHO: HAD EARNED INCOME THAT EXCEEDED $200,000 (OR $300,000 TOGETHER WITH A SPOUSE) IN EACH OF THE PRIOR TWO YEARS, AND REASONABLY EXPECTS THE SAME FOR THE CURRENT YEAR, OR HAS A NET WORTH OVER $1 MILLION, EITHER ALONE OR TOGETHER WITH A SPOUSE (EXCLUDING THE VALUE OF THE PERSON’S PRIMARY RESIDENCE). EACH INVESTOR MUST HAVE SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT SUCH INVESTOR IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF THIS INVESTMENT AND MUST BE ABLE TO BEAR THE ECONOMIC RISKS OF THIS INVESTMENT. NO OFFERING IS BEING MADE HEREBY TO ANY PERSON WHO HAS NOT FURNISHED TO THE FUND A COMPLETED AND SIGNED SUITABILITY QUESTIONNAIRE IN THE FORM ATTACHED AS EXHIBIT C OF THIS MEMORANDUM AND WHO IS NOT SHOWN BY SUCH SUITABILITY QUESTIONNAIRE TO BE ELIGIBLE FOR THIS OFFERING. SEE “PLAN OF DISTRIBUTION - INVESTOR QUALIFICATIONS” IN THE STATEMENT OF ADDITIONAL INFORMATION.

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THE FUND RESERVES THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION TO PURCHASE SHARES.

THIS OFFERING WILL CONTINUE UNTIL TERMINATED BY THE FUND. SEE “PLAN OF DISTRIBUTION” IN THE STATEMENT OF ADDITIONAL INFORMATION. TO THE EXTENT PERMITTED ASCENDANT CAPITAL PARTNERS LP WILL RESPOND TO ANY QUESTIONS YOU OR YOUR ADVISORS MAY HAVE CONCERNING THIS OFFERING AND WILL MAKE AVAILABLE FOR EXAMINATION BY YOU OR YOUR ADVISORS SUCH RECORDS AND FILES IN ITS POSSESSION AS MAY BE PERTINENT TO YOUR DECISION WHETHER TO INVEST IN SHARES.

THE TERMS AND CONDITIONS OF THIS OFFERING, THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF SHARES AND THE RIGHTS AND LIABILITIES OF THE FUND, THE FUND’S BOARD OF TRUSTEES AND THE SHAREHOLDERS WILL BE GOVERNED BY THE FUND’S DECLARATION OF TRUST (THE “DECLARATION OF TRUST”), THE SUBSCRIPTION AGREEMENT BETWEEN EACH SHAREHOLDER AND THE FUND, AND THE SUITABILITY QUESTIONNAIRE, THE FORMS OF WHICH ARE INCLUDED IN THIS MEMORANDUM AS EXHIBITS A, B AND C ARE INCORPORATED HEREIN BY REFERENCE, AND THE DESCRIPTION OF ANY SUCH MATTERS IN THE TEXT OF THIS MEMORANDUM IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH EXHIBITS. THIS MEMORANDUM, WHICH INCLUDES ALL OF THE EXHIBITS ATTACHED HERETO, SHOULD BE REVIEWED CAREFULLY BY EACH OFFEREE AND EACH OFFEREE’S LEGAL, ACCOUNTING AND TAX ADVISORS PRIOR TO MAKING ANY DECISION CONCERNING AN INVESTMENT IN SHARES.

SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED DEPOSITORY INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY.

CAPITALIZED TERMS USED HEREIN AND ARE NOT OTHERWISE DEFINED WILL HAVE THE SAME MEANING AS DEFINED IN THE DECLARATION OF TRUST.

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ACP Institutional Series Strategic Opportunities Fund

Shares of Beneficial Interest

general description of the FUND
ACP Institutional Series Strategic Opportunities Fund (the “Fund”) is a series of ACP Funds Trust, a Delaware statutory trust that is a non-diversified, closed-end investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund was organized in November 2002. The Fund’s shares of beneficial interest (“Shares”) are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Fund generally invests all of its assets in ACP Strategic Opportunities Fund II, LLC (the “Portfolio”), under a master/feeder structure. Shares are not registered under the Securities Act. In addition, the Fund may periodically make short-term investments in cash, cash equivalents and U.S. government securities.

The Fund’s and the Porfolio’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. The Fund attempts to achieve this objective by investing all of its net investable assets in the Portfolio. The Portfolio allocates its assets among a select group of unregistered investment funds (the “Underlying Funds”). The Investment Manager and Sub-Investment Manager (as defined below) invest the Portfolio’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

INVESTMENT MANAGER AND SUB-INVESTMENT MANAGER
Barlow Partners, Inc. (“Barlow”), a Delaware corporation, serves as the investment manager (“Investment Manager”) to the Fund and the Portfolio. The Investment Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Investment Manager’s principal business address is 880 Third Avenue, 3rd floor, New York, NY 10022. The Investment Manager has acted as an investment adviser since 1994.

Ascendant Capital Partners, LP, a Delaware limited partnership, serves as sub-investment manager (“Sub-Investment Manager”) to the Fund, and serves as Sub-Investment Manager to the Portfolio.

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The Sub-Investment Manager is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940, as amended. The principal business address of the Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

The Fund and the Portfolio have entered into an investment management agreement with the Investment Manager and Sub-Investment Manager (“Investment Management Agreement”), under which the Investment Manager and Sub-Investment Manager are responsible for formulating a continuing investment program for the Fund and the Portfolio, respectively. The Fund and the Portfolio employ the Investment Manager to manage the investment and reinvestment of the assets of the Fund and the Portfolio, and to continuously review, supervise and (where appropriate) administer the investment program of the Fund and the Portfolio, to determine in its discretion (where appropriate) the investments to be purchased or sold. The Sub-Investment Manager in collaboration with the Investment Manager will be involved in all aspects of Fund’s and the Portfolio’s investment program including, without limitation, portfolio construction, manager selection, and manager due diligence.

Prior to approval of the Investment Management Agreement by the Fund’s Board of Directors and shareholders, the Sub-Investment Manager served as the Fund’s and the Portfolio’s Investment Manager pursuant to agreements with the Fund and the Portfolio.

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SUMMARY OF FEES AND EXPENSES

The following table illustrates the expenses and fees that the Fund incurred and that the Shareholders bore for fiscal year 2013.

The Fund is structured as a “fund of funds.” As such, the Fund bears a pro-rata share of the fees and expenses, including performance-based compensation, of the Portfolio as well as the Underlying Funds. The caption “Underlying Fund Fees and Expenses” in the table below sets forth the Fund’s pro-rata share of the fees and expenses of the Underlying Funds; these indirect expenses are also reflected in the example following the table.

The Underlying Funds Fees and Expenses are not collected by or paid to the Investment Manager, Sub-Investment Manager, the Fund, or the Portfolio. The Underlying Funds Fees and Expenses are paid to, assessed and collected by the managers of those Underlying Funds in which the Portfolio invests and are common to all hedge fund investors.

Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fee(1)	0.0%

Other Expenses	0.86%

Acquired Fund Fees and Expenses(2)	7.86%(2)

Total Annual Expenses(3)	8.72%

(1)	The Fund does not pay the Investment Manager or Sub-Investment Manager a Management Fee directly, but the Fund’s Shareholders bear an indirect share of the Management Fee paid to the Investment Manager and Sub-Investment Manager by the Portfolio (and described below) through the Fund’s investment in the Portfolio. The Investment Manager and Sub-Investment Manager receive an annual management fee (the “Management Fee”) equal to 1.00% or 1.50% of the Portfolio’s net assets, which is subject to a fee adjustment (the “Management Fee Adjustment”) based on the Portfolio’s trailing twelve month return, which includes realized and unrealized appreciation and income. Specifically, the actual monthly Management Fee equals one-twelfth of the applicable Net Management Fee based on the Portfolio’s annual return for the preceding twelve-month period. The Management Fee is calculated and accrued monthly and paid monthly. The Sub-Investment Manager is allocated a portion of the Management Fee based on the net revenues generated from the Fund and dependent on the assets under management (AUM), in accordance with the table below. For fiscal year 2013, the Management Fee Adjustment reduced the annual Management Fee from 1.50% to 1.26%.

Management Fee Return for the Prior 12-Month Period*	Management Fee Adjustment	Net Management Fee
Less than 6.00% of the Fund’s capital account	- 0.50%	1.00%
6.00% or greater of the Fund’s capital account	-----	1.50%

*Please note that the prior 12- Month return used to calculate the Management Fee Adjustment is net of the Underlying Fund Fees and Expenses.

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Effective March 21, 2014, the Sub-Investment Manager will be allocated a portion of the Management Fee based on the net revenues generated from the Portfolio and dependent on the assets under management (AUM) and in accordance with the table shown below. Net revenues are defined as revenues after any sales commissions, platform fees, fee rebates or selling fees. To clarify, the Sub-Investment Manager will receive 100% on the fees from first $60mm of AUM, 75% of the fees from the AUM between $60mm to $100mm, 50% of the fees from the AUM between $100mm and $300,000,000 then 25% of the fees from the AUM greater than $300,000,000.

Range	% to Sub-Investment Manager	% to Investment Manager

<= $60,000,000	100%	0%
$60,000,000 to $100,000,000	75%	25%
$100,000,000 to $300,000,000	50%	50%
>$300,000,000	25%	75%

(2)	The figure shown is the Portfolio’s pro-rata share of the fees and expenses of the Underlying Funds in which the Portfolio was invested during its most recent fiscal year. The expense figures reflect figures reported in the Underlying Funds’ fiscal year 2013 financial statements received by the Portfolio as well as the “Master Fund’s” management fee. This figure is based on the level of assets that were invested in each of the Underlying Funds as well as on the fees and expenses, including payments of incentive or performance fees (“Performance Compensation”) experienced by each Underlying Fund during its most recent fiscal year. It should be noted that such historic fees (including Performance Compensation) may fluctuate over time and may be substantially higher or lower with respect to future periods. Investment management fees of the Underlying Funds typically range from 1% to 2% (annualized) of the average net asset value of hedge fund. Performance Compensation typically ranges from 15% to 20% of an Underlying Fund’s net profits. Other expenses include dividends, interest and professional expenses. The Underlying Funds fees and expenses are not collected by or paid to the Investment Manager or the Fund. The Underlying Funds fees and expenses are paid to, assessed and collected by the investment managers of those Underlying Funds in which the Fund invests and are common to all hedge fund investors.

(3)	The figure shown under the caption “Total Annual Expenses” is different from the ratio of expenses to average net assets that appears in this Offering Memorandum under the heading “Financial Highlights” because the Financial Highlights section of the Offering Memorandum reflects only the actual operating expenses of the Fund without regard to the fees and expenses of the Portfolio and the Underlying Funds.

The purpose of the tables above and the example below is to assist you in understanding the various costs and expenses you would bear directly or indirectly as an investor in the Fund.

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EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment, assuming a 6% annual return:

1 YEAR	$71.02

3 YEARS	$226.10

5 YEARS	$400.35

10 YEARS	$936.10

The Management Fee Adjustment is not reflected in the example. Moreover, the Fund’s actual rate of return may be greater or lesser than the hypothetical 6% return shown in the example. The dollar amounts could be higher or lower as a result of the Management Fee Adjustment and the Underlying Funds Fees and Expenses.

The foregoing example is based upon the expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown and actual rates of return may be greater than or less than the hypothetical 6% return assumed in the examples. A 6% annual return figure is used because the annual net management fee is 1.50% if performance is greater than or equal to 6%. If the rolling twelve (12) month performance drops below 6% the annual net management fee drops to 1.00%.

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FINANCIAL HIGHLIGHTS

Financial Highlights for the Fund from the Fund’s annual report for the year ended December 31, 2013 are provided below.

ACP Institutional Series Strategic Opportunities Fund (A Series of the ACP Funds Trust)

	For the Year Ended December 31,
	2013	2012	2011	2010	2009
NET ASSET VALUE, Beginning of Year	$13.06	$12.81	$13.70	$13.41	$12.13

Investment Operations
Net investment loss (a) (b)	(0.30)	(0.23)	(0.24)	(0.31)	(0.28)
Net realized and unrealized gains (loss)
on investment transactions	1.95	0.48	(0.49)	0.60	1.56
Total from investment operations	1.65	0.25	(0.73)	0.29	1.28

Distributions to Shareholders
Realized gains	(0.26)	-	(0.16)	-	-
Total distributions to shareholders	(0.26)	-	(0.16)	-	-

NET ASSET VALUE, End of Year	$14.45	$13.06	$12.81	$13.70	$13.41

RATIOS / SUPPLEMENTAL DATA

TOTAL RETURN	12.63%	1.95%	(5.33)%	2.16%	10.58%

Ratios to Average Net Assets: (b)
Net investment loss	(2.12)%	(1.74)%	(1.79)%	(2.21)%	(2.12)%
Expenses	2.12%	1.74%	1.79%	2.21%	2.13%

Net Assets End of Year (000's omitted)	$36,698	$57,514	$53,944	$40,214	$18,881

(a) Calculated using average shares outstanding during the period.

(b) Includes net investment loss and expenses allocated from ACP Strategic Opportunities Fund II, LLC.

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FUND MANAGER
The Fund and the Portfolio have the same Investment Manager and Sub-Investment Manager. The Investment Manager will select investments through its Investment Committee. Pursuant to the Investment Management Agreement, Ascendant Capital Partners, LP is appointed as the Fund’s sub-investment manager, subject to the supervision and oversight of the Investment Manager. Ascendant Capital Partners, LP in collaboration with Barlow, will be involved in all aspects of the Portfolio’s investment program including portfolio construction, manager selection and manager due diligence. The Portfolio’s investment portfolio is managed by the Investment Manager. Gary Shugrue, who has over thirty-seven (37) year’s investment experience, has served as Chief Investment Officer of the Investment Manager since its inception in 2001 and is primarily responsible for managing the Fund’s assets. Mr. Shugrue will be a member of the Barlow Investment Committee. Additional information about Mr. Shugrue, his compensation, other accounts he manages and his ownership of Shares is set forth in the Statement of Additional Information.

BOARD OF TRUSTEES
The Board of Trustees of the Fund (the “Board of Trustees”) has overall responsibility for the management and supervision of the operations of the Fund. The Board of Directors of the Portfolio (the “Portfolio’s Board of Directors”) has overall responsibility for management and supervision of the operations of the Portfolio. The Fund and the Portfolio have the same Board members. Under the Declaration of Trust, the number of Trustees is fixed from time to time by the Board of Trustees, but may not be less than one (1) or more than fifteen (15). The number of trustees is currently set at four (4). In the event of any vacancy in the position of a Trustee, the remaining Trustees may appoint an individual to serve in such capacity, so long as immediately thereafter at least two-thirds (2/3) of the Trustees then serving have been elected by the Shareholders. The Board of Trustees may call a meeting of Shareholders to fill any vacancy in the position of a Trustee, and will do so within sixty (60) days after any date on which Trustees who were elected by the Shareholders cease to constitute a majority of the Trustees then serving on the Board of Trustees.

INVESTMENT OBJECTIVE AND GOALS
The Fund’s investment objective is to achieve an absolute return in excess of the long-term return of the U.S. equity market. Rather than invest in securities or Underlying Funds directly, the Fund seeks to achieve its investment objective by using the “master fund/feeder fund” structure. Under this structure, the Fund invests its assets in another investment company (the Portfolio) having the same investment objective and substantially the same investment policies as the Fund. The purpose of this arrangement is to achieve greater operational efficiencies and to provide certain tax characteristics for target Shareholders. The Fund’s investment experience will correspond directly to the investment experience of the Portfolio.

The Fund invests all of its net investable assets in the Portfolio. The Portfolio attempts to achieve its objective through the allocation of its assets among Underlying Funds. The Investment Manager and Sub-Investment Manager invests the Portfolio’s assets in Underlying Funds whose investment style is primarily opportunistic and that are believed to be able to generate above average returns while maintaining strict risk controls in order to keep losses to a minimum.

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The Investment Manager and Sub-Investment Manager may invest the Portfolio’s assets in Underlying Funds that follow various investment strategies. The Underlying Funds may invest in various securities and financial instruments, including, but not limited to, securities of U.S. companies and non-U.S. companies traded on U.S. and non-U.S. exchanges and in the over-the-counter markets, foreign currency forward contracts, and in private, asset-backed investments such as real estate mortgages and tax liens.

The Investment Manager and Sub-Investment Manager are not required to follow fixed guidelines with respect to the Underlying Funds selected and the allocation of the Portfolio’s assets. However, so long as such amount is within applicable ownership limitations set forth in the Investment Company Act, the Portfolio’s assets will be allocated in a manner so that no more than fifteen percent (15%) of the Portfolio’s net asset value will be invested in any one Underlying Fund. The Investment Manager and Sub-Investment Manager may also invest the Portfolio’s assets in cash and equivalents, U.S. government securities and repurchase agreements.

The investment objectives of the Fund and the Portfolio are non-fundamental. Thus, either the Fund or the Portfolio may change its investment objective without a vote of the Fund’s Shareholders or the holders of units in the Portfolio ("Members"), respectively. Furthermore, except as otherwise indicated, the Fund’s and the Portfolio’s investment policies and restrictions are not fundamental and may be changed without a vote of the Fund’s Shareholders or the Portfolio’s Members, respectively.

THE FUND’S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS. MARKET RISKS ARE INHERENT IN ALL SECURITIES TO VARYING DEGREES. NO ASSURANCE CAN BE GIVEN THAT THE FUND’S OR THE PORTFOLIO’S INVESTMENT OBJECTIVE WILL BE REALIZED.

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS
The Investment Manager and Sub-Investment Manager believe that a disciplined due diligence and monitoring process is critical in identifying hedge funds capable of generating the returns required to meet the Fund’s and the Portfolio’s investment objective.

The Investment Manager and Sub-Investment Manager intend to allocate the Portfolio’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments. The Investment Manager will select Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the Fund’s and the Portfolio’s investment objective.

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Generally, the Underlying Funds held by the Portfolio will utilize one of three basic types of investment strategies all keeping within the long / short equity strategy: Opportunistic, Relative Value and Event Driven.

Opportunistic.	This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market. Opportunistic strategies aim at seizing opportunities in both rising and falling markets. Opportunistic strategies cover a wide range of risk and return combinations. The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers. This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio. Futures and options on equity indices can be used to establish short exposure and manage risk. Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

Relative Value.	In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics. Quantitative security selection techniques are often used to identify and capture profits from mispriced securities and to reduce risk by balancing long and short market exposures. The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread. Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques. The returns tend to have low correlations relative to benchmark indices. Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

Event Driven.	This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy. The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations. Because investments are situation-specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles. Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

RISK FACTORS
An investment in the Fund involves significant risks that should be carefully considered prior to investment and should only be considered by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

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Risks Associated With the Fund:

Reliance on the Investment Manager.
The likelihood that Shareholders will realize income or gain from investing in the Fund will depend on the investment performance of the Portfolio. The likelihood that the Portfolio will realize income or gain from its investments will depend on the selection and monitoring of Underlying Funds by the Investment Manager and Sub-Investment Manager and the acumen and expertise of its Portfolio Manager, Gary Shugrue. Mr. Shugrue will be a member of the Investment Committee. If Mr. Shugrue resigns, the Investment Committee will continue to make the investment decisions for the Fund.

Master/Feeder Structure.
The Portfolio may accept investments from other investors (including other feeder funds), in addition to the Fund. As of the date of this Memorandum, the Fund accepts investments from the following feeder fund: the ACP Advantage Series Strategic Opportunities Fund (the “Feeder Fund”).

Limited Liquidity for Shareholders.
The Fund is a closed-end investment company designed primarily for long-term investors. With very limited exceptions, Shares are not transferable and liquidity will be provided only through limited repurchase offers. Furthermore, such limited liquidity for Shareholders will generally be subject to or controlled by decisions made by the Portfolio’s Board of Trustees.

Limited Ability to Examine or Verify the Valuations Provided by the Underlying Funds.
The Portfolio will value interests in the Underlying Funds at fair value, which ordinarily will be the value determined by their respective investment managers in accordance with procedures established by the Portfolio's Board of Directors. The net asset value for the Portfolio is comprised of the net asset value of the Underlying Funds in which the Portfolio invests, less the expenses and liabilities of the Portfolio, and other assets in which the Portfolio invests. Special situations affecting the calculation of net asset value may arise from time to time. You should be aware that, generally, the Portfolio, the Investment Manager and the administrator will not be able to examine or verify the valuations provided by the Underlying Funds. Absent bad faith or manifest error, the determination of net asset value of the Portfolio is conclusive and binding on all investors. Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Portfolio's net assets if the judgments of the Portfolio's Board of Directors, the Investment Manager, or investment managers to the Underlying Funds should prove incorrect. Investment managers to the Underlying Funds only provide determinations of the net asset value of Underlying Funds on a weekly or monthly basis, in which event it will not be possible to determine the net asset value of the Portfolio more frequently. The interests in the Underlying Funds in which the Portfolio invests or plans to invest are generally illiquid. The Portfolio may not be able to dispose of Underlying Fund interests that it has purchased.

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Control by a limited number of shareholders.
A substantial majority of the Portfolio’s units are held by a few investors. As a result, these investors may be deemed to have the ability to determine the outcome of matters submitted to a vote of investors in the Portfolio, including the election of directors. In this regard, the Fund held approximately 83.02% of the Portfolio’s outstanding units as of May 31, 2014. Additional information about principal investors is set forth in the Portfolio’s SAI.

Tax Considerations and Delayed Tax Reporting.
The tax aspects of an investment in the Fund are complicated and you should have them reviewed by professional tax advisors familiar with your personal tax situation and with the tax laws and regulations applicable to you and investment funds such as the Fund.

For the Fund to complete its tax reporting requirements and to provide an audited annual report to its Shareholders, the Portfolio must receive information on a timely basis from the Underlying Funds. An Underlying Fund’s delay in providing this information could delay the Portfolio’s preparation of tax information for Members, including the Fund. As explained below, a delay in the receipt of such information might have an effect on the Fund’s ability to maintain its election as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Liability and Borrowings.
The Fund intends to qualify each year as a "regulated investment company" under Subchapter M of the Code. In order to qualify as such, the Fund must, among other things, (a) distribute with respect to each taxable year at least 90% of the sum of the Fund’s taxable net investment income, its net tax-exempt income, and the excess, if any of net short-term capital gains over net long-term capital losses for such year (the “Distribution Test”), and (b) diversify its holdings so that, at the end of each fiscal quarter (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies (which would include the Portfolio), and other securities, limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than those of the U.S. government or other regulated investment companies (such as the Portfolio)) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar or related trades or businesses ((i) and (ii) together, the “Diversification Test”). By so qualifying, the Fund will not be subject to federal income taxes to the extent that its net investment income, net realized short-term capital gains and net realized long-term capital gains are distributed in a timely manner to Shareholders.

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The Fund may make short-term investments in U.S. government securities prior to the end of each fiscal quarter in an amount such that the Fund’s total assets will meet the Diversification Test, and then sell such U.S. government securities immediately following the end of each such fiscal quarter. The Investment Company Act provides that the value of the investment company’s total indebtedness may not exceed one-third of the value of its total assets, including indebtedness (the “Asset Coverage Requirement”). This borrowing and any other borrowing of the Fund would be subject to the Asset Coverage Requirement. In the event that the asset coverage declines to less than the Asset Coverage Requirement, the Fund may be required to sell a portion of its investments at a time when it may be disadvantageous to do so. Money borrowed under this line of credit will be subject to interest costs that may or may not be recovered by appreciation of or income from the securities purchased.

The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit, either of which requirements would increase the cost of borrowing over the stated interest rate. In the event that the Fund incurs debt to fund repurchases of Shares, the Asset Coverage Requirement and the foregoing risks would be applicable to such borrowing, except that since the proceeds from the borrowing will be used for repurchases of Shares, no securities will be purchased with such proceeds to offset the expenses of the borrowing.

If the Fund fails to qualify as a regulated investment company that is accorded special tax treatment in any taxable year, the Fund will be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to Shareholders as ordinary income. If the Fund fails to meet the Diversification Test as of its first fiscal quarter end, the Fund will not be able to qualify at a later date. In addition, if the Fund should fail to meet the Diversification Test as of any other fiscal quarter end, the Fund may be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment. The Fund must receive timely and accurate information from the Portfolio, which in turn must receive timely and accurate information from the Underlying Funds, in order for the Fund to satisfy the Distribution Test. Although the Fund intends to estimate the amount of distributions it needs to make to satisfy the Distribution Test in any taxable year if the Underlying Funds delay providing such information to the Portfolio or provides inaccurate information, the Fund may not satisfy the Distribution Test and thus may fail to qualify as a regulated investment company in that taxable year.

Also, a regulated investment company that qualifies for special tax treatment under the Code but fails to distribute a sufficient amount of its ordinary income and net capital gain income is subject to a 4% nondeductible excise tax on such undistributed amounts. The Fund generally must receive information on a timely basis from the Portfolio, which in turn must receive timely and accurate information from the Underlying Funds, to make sufficient distributions to avoid the imposition of this 4% nondeductible excise tax. Because the Underlying Funds delay providing necessary distribution information, the Fund will not likely make distributions sufficient to avoid the imposition of the excise tax.

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Risks Associated With the Portfolio:

Illiquidity of Portfolio’s Holdings.
The Portfolio invests substantially all of its available capital in securities of private investment companies. These investments are generally restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Portfolio may not be able to resell some of its securities holdings for extended periods, which may be several years.

Investment Manager.
The Investment Manager and its investment professionals currently dedicate a portion of their time to the management of the Fund, the Portfolio and the Advantage Feeder Fund. ” The Sub-Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund, the Portfolio and the Feeder Fund. It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”). As a result, the Investment Manager, Sub-Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Portfolio and the management of Other Accounts. The Investment Manager, Sub-Investment Manager and their staff will devote only so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager or Sub-Investment Manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Portfolio’s assets. The Investment Manager and Sub-Investment Manager also may consider participation by their Other Accounts in investment opportunities that the Investment Manager does not intend to invest, or which are contrary to investments made, on behalf of the Portfolio, or vice versa. In addition, the Investment Manager and Sub-Investment Manager may charge the Other Accounts fees that are lower than those the Portfolio charges.

Underlying Fund Selection, Monitoring and Concentration.
The Investment Manager and Sub-Investment Manager follow a systematic screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Manager and Sub-Investment Manager can monitor leverage levels, position concentration and adherence to stated strategies. Although the Investment Manager and Sub-Investment Manager seek to select only Underlying Funds with managers who will invest the Portfolio’s assets with the highest level of integrity, the Investment Manager and Sub-Investment Manager have no control over the day-to-day operations of the Underlying Funds. As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

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Special Risks of the Portfolio’s Fund of Funds Structure.
The Underlying Funds are not registered as investment companies under the Investment Company Act and, therefore, the Fund and the Portfolio do not have the protections of the Investment Company Act with regard to these investments. Each Underlying Fund pays any performance-based allocations or fees for which it is obligated irrespective of the performance of the other Underlying Funds and the Portfolio generally. Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Portfolio, and thus indirectly from the Fund and its Shareholders, even if the Fund’s and the Portfolio’s overall investment return is negative.

Risks Associated With the Underlying Funds:

Market Risks.
The profitability of a significant portion of the Portfolio’s investment program will depend to a great extent on the correct assessment of the future course of price movements of securities and other instruments. There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements.

Small Cap Securities.
The Underlying Funds may invest in companies with modest capitalization. While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading costs. These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies. In addition, the frequency and volume of their trading is substantially less than is typical of larger companies. Therefore, the securities of smaller companies may be subject to wider price fluctuations.

Leverage; Borrowing.
The Underlying Funds are authorized to borrow money to meet repurchase requests and for cash management purposes. While borrowings are outstanding for these purposes, the Underlying Funds will be permitted to reinvest the proceeds of the sale of securities or new sales of an Underlying Fund's securities and, thus, may employ leverage. To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed. If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investment. In addition, an Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings or if it is forced to sell investments at disadvantageous times in order to repay borrowings.

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Hedging Strategies.
The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options, and the use of leverage and other strategies from time to time in order to “hedge” or offset investment risk. Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities. In adverse circumstances the use of derivatives may result in sudden and severe losses to the Underlying Funds employing these strategies.

Foreign Investments.
An Underlying Fund may invest in foreign securities that are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U.S. securities exchanges. Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U.S. companies. These considerations include fluctuation in exchange rates of foreign currencies, less public information about issuers of securities, less governmental supervision of foreign issuers, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located.

Restricted Securities.
An Underlying Fund may invest in restricted securities that are not traded in public markets. Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded. No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Performance Fees.
Most of the Underlying Funds will be paid a performance based fee. In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Manager anticipates that managers who charge such fees will take into account prior losses. These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid.

Portfolio Turnover.
The Underlying Funds are expected to have higher portfolio turnover than many other investment funds. The Underlying Funds will incur brokerage commissions and other transaction costs that generally will be higher than those incurred by investment funds with lower portfolio turnover rates. In addition, a high portfolio turnover will result in special tax considerations. See “Taxes” in the Fund’s SAI.

For additional information regarding Risk Factors, please see the Fund’s SAI.

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INVESTMENT RESTRICTIONS
The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities. Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of the Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. As a matter of fundamental policy, the Fund may not:

(1)	invest more than 15% of its net assets in any one security, except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(2)	invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Fund’s investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(3)	issue senior securities representing stock, except to the extent permitted by the Investment Company Act. In addition, the Fund will not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Shares.

(4)	underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of portfolio securities received pursuant to an “in kind” distribution.

(5)	make loans of money or securities to other persons, except through purchasing fixed-income securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

(6)	purchase or sell commodities or commodity contracts; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell commodities or commodity contracts through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

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(7)	purchase or sell real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell real estate or interests therein through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

The Portfolio has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by the Fund. As a matter of fundamental policy, the Portfolio may not:

(1)	invest more than 15% of its net assets in any one Underlying Fund.

(2)	invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Portfolio’s investments in Underlying Funds.

(3)	issue senior securities representing stock, except to the extent permitted by the Investment Company Act. In addition, the Portfolio will not issue senior securities representing indebtedness, except that: (a) the Portfolio may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Portfolio may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, its units.

(4)	underwrite securities of other issuers, except insofar as the Portfolio may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)	make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Portfolio’s investment policies.

(6)	purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the CFTC, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

(7)	purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

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THE OFFERING – Shares OF THE Fund
Shares will be offered at an offering price based upon the Fund's net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value”) to a limited number of “Accredited Investors” as such term is defined in Regulation D under the Securities Act. Investors must subscribe for Shares in an amount that equals or exceeds $25,000. Additional subscriptions for Shares will be subject to a minimum investment amount of $10,000. As of May 31, 2014, there were 2,047,776.828 Shares outstanding. Closings are expected to occur on the first business day of each month. The Fund may accept or reject any subscription in whole or in part.

USE OF PROCEEDS
The Investment Manager and Sub-Investment Manager will invest substantially all of the proceeds of the offering in the Portfolio. Pending investment in the Portfolio, proceeds of the offering may be invested in high quality, short-term securities or placed in an interest-bearing account.

INVESTOR QUALIFICATIONS
Shares will only be sold to Accredited Investors who have a net worth, either as individuals or collectively with their spouses, of more than $2,000,000 or who invest at least $1,000,000 in the Fund and/or other funds managed by the Investment Manager. Natural persons may meet the net worth requirement individually or collectively with their spouses. See “Plan of Distribution – Investor Qualifications” in the SAI.

PLAN OF DISTRIBUTION
Shares will be offered on a monthly basis. Therefore, there is no pre-determined termination date of the offering. Funds received from investors will be placed in an account with the Fund's custodian after the first business day of each month and will be held in an interest-bearing account with the Fund’s custodian until the next Fund closing.

The Sub-Investment Manager has agreements with Fidelity Brokerage Services LLC and Charles Schwab & Co. Inc. ( the “financial institutions”) pursuant to which the Portfolio and the Feeder Fund (the “Fund”) are made available for purchase by customers of the financial institutions. In addition, the financial institutions may provide additional services such as establishing and maintaining accounts and records, acting as custodian for financial institution customers who invest in the Funds, handling investor inquiries, transaction processing and settlement, account statement preparation, and other similar services that might typically be provided by a transfer agent. In consideration for inclusion of the Funds on the financial institution’s platforms and the additional services described above, the Investment Manager pays establishment and service fees to the financial institutions. These payments, which may be significant, are paid by the Investment Manager out of the revenues derived from the Management Fee. The establishment or “start up” fee is an up-front fixed dollar fee paid for the initial set up. Thereafter, the Investment Manager pays monthly or quarterly servicing fees ranging from 25 to 50 basis points per annum of the monthly market value of the Shares held in accounts with the financial institution.

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Additionally, the Investment Manager in the future may make payments to certain selling or shareholder servicing agents for the Fund (“Additional Payments”) in connection with the sale and distribution of shares of the Fund or for services to the Fund and its Shareholders. These Additional Payments, which may be significant, are paid by the Investment Manager out of its revenues, which generally come directly or indirectly from fees paid by the Fund. In return for these Additional Payments, the Fund may receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the selling agent's clients; access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives. Selling agents often provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions;
processing and mailing monthly statements, prospectuses, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by a fund's transfer agent.

The payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular fund over other funds. Before investing, you should consult with your financial consultant and review carefully any disclosure as to what monies are received from fund managers and distributors, as well as how your financial consultant is compensated.

RESTRICTIONS ON TRANSFERS
With very limited exceptions, Shares are not transferable. Persons who purchase Shares (“Shareholders”) have no right to require the Fund to permit a transfer of their Shares. See “Redemptions, Repurchases of Shares and Transfers” in the SAI for additional information.

REDEMPTIONS AND REPURCHASES OF Shares
No Right of Redemption. No Shareholder or other person holding a Share has the right to require the Fund to redeem that Share or portion thereof. There is no public market for Shares, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below and more fully in the SAI.

Repurchases of Shares. The Board of Trustees may, from time to time and in their sole discretion, cause the Fund to repurchase Units from Members pursuant to written tenders by Members at times and on terms and conditions as they establish. In determining whether the Fund should offer to repurchase Units, the Board of Trustees will consider the recommendation of the Investment Manager. The Investment Manager generally recommends to the Board of Trustees that the Fund considers to offer to repurchase Units from Members four times each year; however, there is no guarantee that any repurchase offer will be made.

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The Board of Trustees will recommend the repurchase of Shares from Shareholders of the Fund only if the Portfolio makes a repurchase offer to Members.

CALCULATION OF NET ASSET VALUE
The Fund's administrator calculates the net asset value per Share in dollars as of the close of business of the New York Stock Exchange, (generally 4:00 p.m. Eastern Standard Time) on the last business day of each Allocation Period (as defined below), unless the calculation of the net asset value has been suspended. The net asset value for the Fund is equal to the Fund’s proportionate interest in the net assets of the Portfolio, plus any cash or other assets of the Fund minus all liabilities (including accrued expenses) of the Fund.

The Fund’s net asset value per Share is based on the net asset value of the Fund and is determined by dividing the net asset value of the Fund by the number of Shares outstanding. Except as otherwise provided, the net asset value per Share is determined by the administrator and published or made available at the office of the Fund at the end of each Allocation Period (as defined below) based on the price availability of the Portfolio, subject to reasonable delays (i.e., delays the Portfolio may encounter in receiving the net asset value of the Underlying Funds).

The net asset value for the Portfolio is comprised of the net asset value of the Underlying Funds in which the Portfolio invests, less the expenses and liabilities of the Portfolio, and other assets in which the Portfolio invests. Special situations affecting the calculation of net asset value may arise from time to time. Generally, the Portfolio, its Investment Manager and Sub-Investment Manager and the administrator will not be able to examine or verify the valuations provided by the Underlying Funds. Absent bad faith or manifest error, the administrator’s determination of net asset value of the Fund is conclusive.

Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each month, (2) the last day of each taxable year; (3) the day preceding each day on which Shares are purchased, (4) the day on which Shares are repurchased, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages.

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organization and description of shares
The Fund constitutes the only series of ACP Funds Trust currently outstanding. ACP Funds Trust is organized as a statutory trust established under Delaware law pursuant to a Declaration of Trust dated October 31, 2002, and is registered under the Investment Company Act. The Board of Trustees is responsible for the overall management and supervision of the Fund's affairs. The Fund currently has one class of shares of beneficial interest that may be issued in an unlimited number by the Board of Trustees. There are no annual meetings of Shareholders, but special meetings may be held as required by law to elect or remove Trustees and consider certain other matters. When such meetings are held, Each whole share is entitled to one vote and each fractional share is entitled to a proportionate fractional vote on each matter as to which such shares are to be voted at the Meeting. The shares of each series are entitled to voted on a dollar weighted basis, i.e. voting shall be based on the relative net asset value of each series.

Because the Fund invests in the Portfolio, it may be asked to vote on certain Portfolio matters (such as changes in certain Portfolio investment restrictions). When necessary, the Fund will hold a meeting of its Shareholders to consider the Portfolio matter and then vote its interest in the Portfolio in proportion to the votes cast by its shareholders. The Fund can withdraw from the Portfolio at any time. Shareholders are entitled to one vote for each full Share held. Fractional Shares may be voted proportionately. Each Share participates ratably with all other outstanding Shares in the Fund’s profits and losses and has the redemption rights described above. No conversion or preemptive rights exist in connection with any Shares. All Shares, when duly issued, will be fully paid and non-assessable.

Distributions
The Fund declares and distributes substantially all of its net investment income on an annual basis. Net capital gains, if any, are distributed at least annually. Unless otherwise requested by a Shareholder, all distributions will be automatically reinvested.

MANAGEMENT FEE
The Fund does not pay a Management Fee directly to the Investment Manager or Sub-Investment Manager. Rather, the Fund pays its proportionate share of the Portfolio’s Management Fee. Pursuant to its Investment Management Agreement with the Portfolio, the Investment Manager and Sub-Investment Manager are entitled to receive an annual management fee (the “Management Fee”). The Management Fee is equal to 1.50% of the Portfolio’s net assets and is subject to an adjustment (the “Management Fee Adjustment”) based on the Portfolio’s rolling twelve month return. Specifically, the monthly Management Fee equals one-twelfth of the applicable Net Management Fee below based on the Portfolio’s annual return for the preceding twelve-month period. The Investment Manager’s fee is calculated and accrued monthly, and paid out to the Investment Manager on a quarterly basis. The Management Fee Adjustment is determined in accordance with the following scale:

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Return for Prior 12 - Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00% of the Portfolio’s capital account*	- 0.50%	1.00%
6.00% or greater of the Portfolio’s capital account*	-----	1.50%

† Annualized

+ Net of all underlying fund expenses

Effective March 21, 2014, the Sub-Investment Manager will be allocated a portion of the Management Fee based on the net revenues generated from the Portfolio and dependent on the assets under management (AUM) and in accordance with the table below. Net revenues are defined as revenues after any sales commissions, platform fees, fee rebates or selling fees. To clarify, the Sub-Investment Manager will receive 100% on the fees from first $60mm of AUM, 75% of the fees from the AUM between $60mm to $100mm, 50% of the fees from the AUM between $100mm and $300,000,000 then 25% of the fees from the AUM greater than $300,000,000.

Range	% to Sub-Investment Manager	% to Investment Manager

<= $60,000,000	100%	0%
$60,000,000 to $100,000,000	75%	25%
$100,000,000 to $300,000,000	50%	50%
>$300,000,000	25%	75%

For purposes of determining the Management Fee, net assets of the Portfolio are determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds. The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds. The overall fees payable by the Shareholders, including their proportionate share of the Portfolio’s Management Fee, may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

A discussion regarding the basis for the Board of Trustee’s approval of the Investment Management Agreement is set forth in the most recent annual or semi-annual report to shareholders.
FUND EXPENSES
Organizational and operating expenses of the Fund are paid by the Fund, and therefore, indirectly by its Shareholders. The Fund also bears certain ongoing offering costs associated with any periodic offering of Fund interests.

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INDEMNIFICATION
The Investment Manager will indemnify the Sub-Investment Manager, and the Fund (“Sub-Investment Manger Indemnified Persons”) from and against any and all suits, actions, legal or administrative proceedings or investigations, claims, demands, damages, liabilities, interest, loss, costs and expenses, including reasonable attorneys’ fees, disbursements and court costs (“Losses”), which the Sub-Investment Manager Indemnified Persons may sustain arising out of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder; provided, however, that the Sub-Investment Manager Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

The Sub-Investment Manager shall indemnify the Investment Manager, and the Funds (the “Investment Manger Indemnified Persons”) from and against any and all Losses, which the Investment Manager Indemnified Persons may sustain arising out of the Sub-Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder; provided, however, that the Investment Manager Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

TAXES
The following discussion is only a summary of certain tax considerations generally applicable to investments in the Fund and is not intended to provide tax or other financial advice to anyone. Prospective investors should consult their own tax advisors with specific reference to their own situation as it relates to an investment in the Fund.

The Fund will be treated as a corporation for federal income tax purposes. As noted above, the Fund intends to qualify as a regulated investment company eligible for special tax treatment under Subchapter M of the Code. If the Fund so qualifies, it will not be subject to federal income tax on income and gains distributed in a timely manner to its Shareholders. To qualify for the special treatment accorded regulated investment companies and their shareholders, the Fund must satisfy the Diversification and Distribution Test (defined above in “Risk Factors Associated With the Fund -- Tax Liability and Borrowings”). The Fund intends to diversify its holdings so that at the end of each fiscal quarter, the Fund meets the Diversification Test. To satisfy the Distribution Test, the Fund intends to distribute with respect to each taxable year substantially all of its net investment income, net tax-exempt income and the excess, if any, of net short-term capital gains over net long-term capital losses for such year. Income dividends and short-term capital gain distributions are taxable to a Shareholder (unless such Shareholder is not subject to tax on its income) as ordinary income. Long-term capital gain distributions from the Fund are taxable to a Shareholder (unless such Shareholder is not subject to tax on its income) as long-term capital gains regardless of how long a Shareholder has owned Shares of the Fund. Distributions are taxable to a Shareholder of the Fund (unless such Shareholder is not subject to tax on its income) even if they are paid from income or gains earned by the Fund prior to the Shareholder's investment (and thus were included in the price paid by the Shareholder). Dividends and capital gain distributions will automatically be reinvested in additional Shares of the Fund on the record date thereof unless a Shareholder has elected to receive cash. Distributions are taxable as described above regardless of whether they are distributed in cash or additional Shares. Distributions in excess of the Fund’s earnings and profits will be designated as a “return of capital” and first will reduce a Shareholder’s adjusted tax basis in such Shareholder’s Shares and, after such adjusted basis is reduced to zero, will generally constitute capital gains to the Shareholder. An investment in the Fund may in some circumstances result in liability for Federal alternative minimum tax for Shareholders. Based on the Fund’s structure, it is not anticipated that distributions to Shareholders will constitute unrelated business taxable income (“UBTI”).

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From time to time the Fund may offer to repurchase Shares. A Shareholder who tenders all Shares held, or Shares considered to be held under certain attribution rules of the Code, will be treated as having sold its Shares and generally will realize a capital gain or loss. If a Shareholder tenders fewer than all of its Shares, the Shareholder may be treated as having received a taxable dividend upon the tender of its Shares. In this case, there is a remote risk that non-tendering Shareholders will be treated as having received taxable distributions from the Fund. Likewise, if the Fund redeems some but not all of the Shares held by a Shareholder and the Shareholder is treated as having received a taxable dividend upon such redemption, there is a remote risk that the non-redeeming Shareholders will be treated as having received taxable distributions from the Fund. To the extent that the Fund recognizes net gains on the liquidation of its investments to meet such tenders of Shares, the Fund will be required to make additional distributions to its Shareholders.

The Fund's administrator will send each Shareholder and the Internal Revenue Service (the "IRS") an annual statement detailing federal tax information, including information about dividends and distributions paid to the Shareholder during the preceding year. This information will be based on information then available to the Fund, but could be revised based upon additional or revised information that subsequently becomes available to the Fund. If the Fund revises annual tax statements sent to its Shareholders, Shareholders may be required to amend their tax returns to reflect the revised information.

The foregoing discussion summarizes certain U.S. federal income tax considerations for general information only. Before investing, prospective investors should consult their own tax advisors regarding the specific federal tax consequences of an investment in the Fund, as well as the effects of state, local and foreign tax law and proposed law changes.

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ERISA PLANS AND OTHER TAX QUALIFIED PLANS
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and other tax-qualified plans, including individual retirement accounts (“IRAs”), Keogh plans and other plans subject to the Code’s prohibited transaction rules may purchase Shares in the Fund. In some cases, the investment manager of an investment fund in which ERISA plans and other tax-qualified plans invest may be or become a fiduciary under ERISA with respect to such ERISA plans because the investment manager is treated as actively managing both the investment fund and the assets of the ERISA plan investor. However, the investment manager of the investment fund is not treated as a fiduciary under ERISA if the investment fund is an investment company registered under the Investment Company Act. Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of any plan investing in the Fund for purposes of ERISA’s fiduciary duties or the prohibited transaction provisions under either the Code or ERISA. Accordingly, neither the Investment Managers nor any of their affiliates will be fiduciaries for purposes of ERISA or the Code’s prohibited transaction rules with respect to the plans investing in the Fund based solely on the Investment Manager’s management of the Fund’s assets. Nevertheless, investment in the Fund by an ERISA plan or a tax-qualified plan requires special consideration. Trustees, administrators, investment managers and any other fiduciaries of such entities are specifically responsible for the initial and ongoing decisions to invest in the Fund and for the avoidance of any violations of the prohibited transaction rules under ERISA or the Code or any regulation substantially similar to ERISA or the Code’s prohibited transaction rules with respect to the particular employer benefit plan investor. The plan fiduciaries are urged to review carefully the ERISA Considerations section of the Statement of Additional Information
PERIODIC REPORTS
The Fund provides semiannual reports containing unaudited financial statements and annual reports containing audited financial statements. Because the Underlying Funds may not provide annual reports to the Portfolio on a timely basis, the Fund’s annual audited report may be delayed and the Shareholders may need to seek extensions of the deadline to file their tax returns.

CUSTODIAN
UMB Bank, N.A. (the “Custodian”) serves as the primary custodian of the Fund’s and the Portfolio’s assets, and may maintain custody of the Fund’s and the Portfolio’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Manager. Assets of the Fund and the Portfolio are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

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independent REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP serves as the Independent Registered Public Accounting Firm of the Fund. Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

ADMINISTRATOR AND DIVIDEND PAYING AGENT
The Portfolio has appointed Pinnacle Fund Administration LLC (the “Administrator”) to serve as its administrator pursuant to an Administration Agreement between the Portfolio and the Administrator (the “Administration Agreement”). Pursuant to the Administration Agreement between the Administrator and the Portfolio, the Administrator is responsible for certain matters pertaining to the administration of the Fund, including: (a) maintaining the principal books and records of the Fund; (b) communicating with and sending performance reports to investors; (c) calculating the net asset value of the Fund and (d) processing subscriptions and withdrawals. For its services to the Fund, the Administrator receives administration fees customary for these services and may also be reimbursed for out-of-pocket expenses.

The Administrator shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with the investment policies, restrictions or guidelines applicable to the Fund or any other term or condition of the Fund’s offering documents. The Administrator is a service provider to the Fund and is not responsible for the preparation of this Confidential Private Placement Memorandum or the activities of the Fund (other than those responsibilities assumed by the Administrator under the terms of the Administration Agreement), and therefore accepts no responsibility for any information contained in this Confidential Private Placement Memorandum.

ADDITIONAL INFORMATION
This Memorandum does not contain all of the information set forth in the Registration Statement that the Fund has filed with the SEC. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations and at the SEC’s website (www.sec.gov) for no charge.

Statements contained in this Memorandum as to the contents of any contract or other documents referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Memorandum forms a part, each such statement being qualified in all respects by such reference.

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More detailed information about the Fund is available in the SAI which is available at no additional charge and may be obtained by calling: (610) 688-4180 or writing: ACP Funds Trust, c/o Ascendant Capital Partners, LP, 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087.

Shareholders may obtain performance information for the Fund by calling the Fund at (610) 688-4180.

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TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION

GENERAL DESCRIPTION OF THE TRUST

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUNDS

INVESTMENT RESTRICTIONS

RISK FACTORS

FEES & EXPENSES

SHARES OF THE FUNDS

PLAN OF DISTRIBUTION

USE OF PROCEEDS

REDEMPTIONS, REPURCHASES OF SHARES AND TRANSFERS

MANAGEMENT OF THE FUNDS

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGER(S) OR

MANAGEMENT TEAM

POTENTIAL CONFLICTS OF INTERESTS

CODE OF ETHICS

BROKERAGE PRACTICES OF THE PORTFOLIO

VOTING

TAXES

ERISA CONSIDERATIONS

DESCRIPTION OF SHARES

LIMITATION OF TRUSTEES’ LIABILITY

OTHER SERVICE PROVIDERS

FISCAL YEAR

FINANCIAL STATEMENTS

PRIVACY POLICY STATEMENT

EXHIBIT B – SUBSCRIPTION AGREEMENT

EXHIBIT C – SUITABILITY QUESTIONNAIRE

EXHIBIT D – ADDITIONAL INVESTMENT FORM

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STATEMENT OF ADDITIONAL INFORMATION

ACP Funds Trust,

a Delaware Statutory Trust

A Private Offering of Shares of Beneficial Interest

Barlow Partners, Inc.

880 Third Avenue, 3rd floor, New York, NY 10022

Investment Manager

Ascendant Capital Partners, LP

150 N. Radnor Chester Rd., Suite C-220

Sub-Investment Manager

(610) 688-4180

June 30, 2014

This Statement of Additional Information (“SAI”) relates to shares of the following portfolio (the “Fund”) of ACP Funds Trust (the “Trust”):

ACP Institutional Series Strategic Opportunities Fund

This SAI is not a prospectus. This SAI relates to and should be read in conjunction with the Fund’s Private Placement Memorandum (“PPM”), dated June 30, 2014. Copies of the Fund’s Private Placement Memorandums may be obtained by contacting the Trust at the telephone number or address set forth above.

The information in this SAI is not complete and may be changed. This SAI is not an offer to sell Shares and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

GENERAL DESCRIPTION OF THE TRUST
ACP Funds Trust (the “Trust”) is a Delaware statutory trust. The Trust is a non-diversified, closed-end investment company that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Trust is permitted to offer separate portfolios (“Funds”), and all payments received by the Trust for shares (“Shares”) of any Fund belong to that Fund. The Fund has its own assets and liabilities. Shares of the Fund are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

Currently, the Trust offers Shares of the ACP Institutional Series Strategic Opportunities Fund. The Fund generally invests all of its assets in the ACP Strategic Opportunities Fund II, LLC under a master/feeder structure. ACP Strategic Opportunities Fund II, LLC is referred to herein as the “Portfolio”. Shares of beneficial interest in the Portfolio (“Units”) are not registered under the Securities Act. Barlow Partners, Inc. (the “Investment Manager”) and Ascendant Capital Partners, LP (the “Sub-Investment Manager”) and, together with the Investment Manager, the “Investment Managers”) invest the Portfolio’s assets in a “fund of funds” investment style whereby it invests in other unregistered investment funds (i.e., hedge funds, referred to herein as “Underlying Funds”) that employ various investment styles.

INVESTMENT STRATEGIES AND SELECTION OF UNDERLYING FUND
The Fund’s investment objective and principal investment strategy, and the investment objective and principal investment strategy of the Portfolio are described in their respective Private Placement Memorandums (each a “PPM”). The following information supplements the discussion of the investment objectives and policies of the Fund and the Portfolio as described in their respective PPMs. The Investment Managers allocate the Portfolio’s capital to Underlying Funds that employ a variety of investment strategies, including those that seek to capitalize on inefficiencies and pricing anomalies in securities and other financial instruments. The Investment Managers select Underlying Funds that follow other investment strategies if it believes that such investments are consistent with the investment objective of the Fund and the Portfolio. The Underlying Funds invest in securities, options, and other fixed income derivatives, as well as currencies and related options, and financial derivatives, in each case when it is perceived that those investments are mispriced in relation to other investments.

Generally, the Underlying Funds held by the Portfolio utilize one of three basic types of investment strategies: Opportunistic, Relative Value and Event Driven.

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Opportunistic. This strategy combines long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market. Opportunistic strategies aim at seizing opportunities in both rising and falling markets. Opportunistic strategies cover a wide range of risk and return combinations. The returns from this strategy, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most portfolio managers. This strategy is predominantly used in equity markets and typically involves some level of leverage applied to the long portfolio. Futures and options on equity indices can be used to establish short exposure and manage risk. Opportunistic strategies include holding both long and short positions, short-selling only and stock picking.

Relative Value. In using a relative value strategy, portfolio managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics. Quantitative security selection techniques are often used to identify and capture profits from mispriced securities and to reduce risk by balancing long and short market exposures. The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread. Relative value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques. The returns tend to have low correlations relative to benchmark indices. Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

Event Driven. This strategy relies on the anticipated occurrence of particular corporate events, such as mergers and acquisitions, liquidation, reorganization or bankruptcy. The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations. Because investments are situation-specific, returns are relatively unaffected by the movements of markets, although market conditions may affect the supply of opportunities in particular styles. Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

The Portfolio’s Underlying Funds generally trade in U.S. dollar denominated securities. However, the Investment Managers may, in their discretion, select Underlying Funds that trade in non-U.S. markets and securities that are not U.S. dollar denominated. Some of the Underlying Funds used by the Investment Managers may effect transactions in commodity interests on domestic exchanges.

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There can be no assurance that the Investment Managers will generate profits for the Fund or the Portfolio. Certain of the practices employed by the Underlying Funds, including short selling, leverage and limited diversification, can maximize the adverse impact on the Investment Managers’ investment portfolio.

The Investment Managers believe that a disciplined due diligence and monitoring process is crucial in the identification and selection of superior investment managers of the Underlying Funds capable of generating the returns required to meet the Fund’s and the Portfolio’s objective. The Investment Managers look for managers with extensive investment experience, a complete understanding of their investment strategy and risk controls. In addition, managers are selected based on the Investment Manager’s belief that the managers of the Underlying Funds will be able to deliver above average absolute returns, focus on the preservation of capital, and be able to perform well regardless of market conditions. Furthermore, managers are selected on the basis of their willingness and ability to provide portfolio transparency so that the Investment Managers can monitor leverage levels, position concentration and adherence to stated strategies.

The Investment Managers, in managing the Portfolio’s assets, on a routine basis follows the systematic screening, due diligence, selection, portfolio construction and monitoring processes described below. The Investment Managers:

•	Screen hedge fund databases, extensive lists of personal contacts, recommendations and referrals for managers whose background, experience, investment style and performance meet the Investment Managers’ criteria;

•	Begins the due diligence process by reviewing performance, background and general information describing each manager’s investment style, investment philosophy, investment strategies, risk controls business plan, and growth prospects;

•	Visits the manager’s offices to have discussions, interview key employees and review trading and operation procedures. The Investment Managers also collect audited financial statements and references;

•	Reviews past performance through thorough analysis of past audited financials;

•	Interviews the manager’s auditors, lawyers, prime broker and clients, and performs background checks on key employees for past securities and criminal violations;

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	•	Groups managers with uncorrelated styles together so as to generate the desired stream of investment returns;

	•	Captures monthly manager portfolios from each manager’s prime broker to monitor risk levels and reviews whether the stated strategies are being followed; and

	•	Maintains personal contact with managers through periodic phone calls, quarterly on-site visits, and scheduled conference calls.

Policies relating to portfolio turnover:
Many factors may cause the Investment Managers to change their opinion of a manager and make an allocation change or even terminate a manager. The following are examples of criteria that the Investment Managers may consider in connection with the review or termination of a manager:

	•	a change in investment style;

	•	a significant increase or decrease in assets;

	•	major business changes (i.e., change in auditor, prime broker, portfolio manager or other key employee);

	•	change in performance (e.g. a large drawdown in one month would be cause for review);

	•	unacceptable or insufficient explanations for performance in a certain time period; and

	•	information for review not received on a timely basis.

Historically, Underlying Fund turnover for the Portfolio has averaged approximately 10% to 20% a year.

INVESTMENT RESTRICTIONS

The Fund has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Fund’s outstanding voting securities. Under the Investment Company Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of the security holders of a Fund duly called, of (i) 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy or of (ii) more than 50% of the outstanding voting securities of the Fund, whichever is less. As a matter of fundamental policy, a Fund may not:

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(1)	invest more than 15% of its net assets in any one security, except that all or substantially all of the assets of the Fund may be invested in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(2)	invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Fund’s investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(3)	issue senior securities representing stock, except to the extent permitted by the Investment Company Act. In addition, the Fund will not issue senior securities representing indebtedness, except that: (a) the Fund may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Shares.

(4)	underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of portfolio securities received pursuant to an “in kind” distribution.

(5)	make loans of money or securities to other persons, except through purchasing fixed-income securities or entering into repurchase agreements in a manner consistent with the Fund’s investment policies.

(6)	purchase or sell commodities or commodity contracts; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell commodities or commodity contracts through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

(7)	purchase or sell real estate or interests therein; however, this restriction shall not apply to the Fund to the extent that it is deemed to purchase or sell real estate or interests therein through its investments in another registered investment company having the same investment objective and substantially similar investment policies as the Fund.

The investment objective of the Fund is non-fundamental. Thus, it may be changed without a vote of a majority of a Fund’s outstanding Shares. Except as otherwise indicated, the Fund’s investment policies and restrictions are not fundamental and may be changed without a vote of the Shareholders.

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With respect to these investment restrictions, and other policies described in the Fund’s PPM or this SAI, the Fund will not look through the Portfolio to its underlying securities. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The Portfolio has adopted substantially the same fundamental investment restrictions as the foregoing investment restrictions adopted by the Fund. As a matter of fundamental policy, the Portfolio may not:

(1)	invest more than 15% of its net assets in any one Underlying Fund.

(2)	invest 25% or more of the value of its total assets in the securities (other than U.S. government securities) of issuers engaged in any single industry. This restriction does not apply to the Portfolio’s investments in Underlying Funds.

(3)	issue senior securities representing stock, except to the extent permitted by the Investment Company Act. In addition, the Portfolio will not issue senior securities representing indebtedness, except that: (a) the Portfolio may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Fund or the Portfolio of “senior securities” representing indebtedness, and (b) the Portfolio may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, its Units.

(4)	underwrite securities of other issuers, except insofar as the Portfolio may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

(5)	make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Portfolio’s investment policies.

(6)	purchase or sell commodities or commodity contracts, except, subject to the Investment Manager’s registration with the U.S. Commodity Futures Trading Commission, that it may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell commodities or commodity contracts through Underlying Funds.

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(7)	purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein; however, this restriction shall not apply to the Portfolio to the extent that it may purchase or sell real estate or interests therein through Underlying Funds.

With respect to these investment restrictions, and other policies described in the Portfolio’s PPM or SAI, the Portfolio will not look through the Underlying Funds to their underlying securities. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Portfolio’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The investment objective of the Portfolio is non-fundamental. Thus, it may be changed without a vote of a majority of the Portfolio’s outstanding Units. Except as otherwise indicated, the Portfolio’s investment policies and restrictions are not fundamental and may be changed without a vote of its members (the “Members”).

RISK FACTORS

Risks Associated with the Funds
Master/Feeder Structure. The Fund is a feeder fund that invests all of its assets in the Portfolio. Shareholders will acquire an indirect interest in the Portfolio. The likelihood that Shareholders will realize income or gain from investing in a Fund will depend on the investment performance of the Portfolio.

Investment Managers. The Investment Manager and its investment professionals currently dedicate a portion of their time to the management of the Portfolio and its “Feeder Fund”. The Sub-Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund and the Portfolio. It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firm grows. As a result, the Investment Managers and Gary E. Shugrue, its Chief Investment Officer, may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts. The Investment Managers and its staff will devote only so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Managers invest a larger percentage of one or more of the Other Accounts’ respective assets than the Fund’s assets. The Investment Managers may also consider participation by their Other Accounts in investment opportunities that the Investment Managers do not intend to invest, or which are contrary to investments made, on behalf of the Portfolio, or vice versa. In addition, the Investment Managers may charge the Other Accounts fees that are lower than those charged to the Fund.

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Control by a limited number of Shareholders. A substantial majority of each Fund’s Shares are held by a few Shareholders. As a result, these Shareholders may be deemed to have the ability to determine the outcome of matters submitted to a vote of Shareholders, including the election of trustees.

Limited Liquidity for Shareholders. The Trust is a closed-end investment company designed primarily for long-term investors. Shares will not be traded on any securities exchange or other market. With very limited exceptions, Shares are not transferable and liquidity will be provided only through limited repurchase offers. These repurchases will be made at such times and on such terms as may be determined by the Board of Trustees in its complete and exclusive discretion. Since the Trust’s inception, the Trust has made twenty-seven (27) repurchase offers. The Investment Managers expect to recommend periodic repurchases, although there are no assurances that it will do so. Furthermore, the Portfolio may invest in Underlying Funds that do not permit frequent withdrawals from the Underlying Funds. An investment in Shares of the Fund should be considered only by persons financially able to maintain their investment and who can afford a loss of a substantial part or all of such investment.

If a repurchase offer is made, the Trust will offer to purchase only a portion of its Shares, and there is no guarantee that a Shareholder will be able to sell all of the Shares that it desires to sell in any particular repurchase offer. If a repurchase offer is oversubscribed by Shareholders, the Trust will repurchase only a pro rata portion of the Shares tendered by each Shareholder. The Trust will only make a repurchase offer if the Portfolio makes a repurchase offer.

The Trust’s repurchase policy will have the effect of decreasing the size of the Funds over time from what it otherwise would have been. Therefore, it may force the Portfolio and the Underlying Funds to sell assets they otherwise would not sell. It also may reduce the investment opportunities available to the Portfolio and the Underlying Funds and cause expense ratios to increase. In addition, because of the limited market for an Underlying Fund’s investments in private securities, the Underlying Fund may be forced to sell its publicly traded securities to meet cash requirements for repurchases. This may have the effect of substantially increasing an Underlying Fund’s ratio of illiquid investments to liquid investments for the remaining investors.

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Risks Associated With the Investment Manager and the Portfolio
General. The Portfolio invests substantially all of its available capital (other than capital the Investment Managers determine to retain in cash or cash equivalents) in securities of private investment companies. Markets for such instruments in general are subject to fluctuations and the market value of any particular investment may be subject to substantial variation. The Portfolio’s investments generally consist of restricted securities that are subject to substantial holding periods or are not traded in public markets at all, so that the Portfolio may not be able to resell some of its securities holdings for extended periods, which may be several years. In addition to being illiquid, securities may be issued by unseasoned companies and may be highly speculative.

Underlying Fund Selection, Monitoring and Concentration. The Investment Managers, in managing the Portfolio’s assets, follow a systematic screening, due diligence and monitoring process of Underlying Funds and selects managers on the basis of their willingness and ability to provide portfolio transparency so that the Investment Managers can monitor leverage levels, position concentration and adherence to stated strategies. Although the Investment Managers seek to select only Underlying Funds with managers who will invest the Portfolio’s assets with the highest level of integrity, the Investment Managers have no control over the day-to-day operations of the Underlying Funds. As a result, there can be no assurance that the manager of any Underlying Fund will conform its conduct to these standards.

In most cases, the Portfolio has little ability to assess the accuracy of the valuations received from an Underlying Fund. Furthermore, these valuations are typically estimates only, subject to revision through the end of each Underlying Fund's annual audit. Revisions to the Portfolio's gain and loss calculations is an ongoing process, and no appreciation or depreciation figure can be considered final until the Portfolio's annual audit is completed.

Certain securities in which the Underlying Funds invest may not have a readily ascertainable market price. Such securities will nevertheless generally be valued by portfolio managers, which valuation will be conclusive with respect to the Portfolio, even though the portfolio managers will generally face a conflict of interest in valuing such securities because the value thereof will affect their compensation.

The Portfolio’s portfolio consists of securities of a limited number of Underlying Funds that may invest in the same or similar securities. The Investment Managers seek to reduce the company- and sector-specific risk of its portfolio by investing in certain Underlying Funds that are industry-, sector- or security-specific. However, there can be no assurance that Underlying Funds with these characteristics will be made available to the Portfolio or that the Investment Managers will ultimately choose to invest in these types of Underlying Funds. Concentrations in industries or sectors that produce unfavorable performance may cause the Portfolio to perform more unfavorably than a broadly diversified fund that has less exposure to those industries or sectors.

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Investment decisions for the Underlying Funds are made by their respective portfolio managers entirely independent of each other and the Investment Managers. As a result, at any particular time, one Underlying Fund may be purchasing shares of an issuer whose shares are either held or being sold by another Underlying Fund. Consequently, the Portfolio could directly or indirectly incur certain transaction costs without accomplishing any net investment result.

Reliance on the Investment Managers. The likelihood that Shareholders will realize income or gain from investing in a Fund will depend on the investment selection and monitoring by the Investment Managers on behalf of the Portfolio and the acumen and expertise of its Chief Investment Officer, Gary E. Shugrue. Mr. Shugrue will be a member of the Investment Committee. If Mr. Shugrue resigns, the Investment Committee will continue to make the investment decisions for the Fund.

Special Risks of the Portfolio’s Fund of Funds Structure. The Underlying Funds are not registered as investment companies under the Investment Company Act and, therefore, the Portfolio does not have the protections of the Investment Company Act with respect to its investments in the Underlying Funds. Each Underlying Fund pays any performance-based allocations or fees for which it is obligated irrespective of the performance of the other Underlying Funds and the Portfolio generally. Accordingly, an Underlying Fund with positive performance may be entitled to receive a performance allocation or fee from the Portfolio, and thus indirectly from Members, even if the Portfolio's overall investment return is negative.

Underlying Funds generally are permitted to redeem their interests in-kind. Thus, upon the Portfolio's withdrawal of all or a portion of its interest in an Underlying Fund, the Portfolio may receive securities that are illiquid or difficult to value. In such circumstances, the Investment Managers would seek to dispose of these securities in a manner that is in the best interests of the Portfolio, which may include distributions in kind to Members (including the Fund).

Tax Considerations and Delayed Tax Reporting. The tax aspects of an investment in a Fund are complicated and you should have them reviewed by professional tax advisors familiar with your personal tax situation and with the tax laws and regulations applicable to you and investment funds such as the Funds.

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For a Fund to complete its tax reporting requirements and to provide an audited annual report to its Shareholders, the Portfolio must receive information on a timely basis from the Underlying Funds. An Underlying Fund’s delay in providing this information could delay the Portfolio’s preparation of tax information for Members, including the Fund. As explained below, a delay in the receipt of such information might have an effect on a Fund’s ability to maintain its election as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Risks Associated With the Underlying Funds
Market Risks. The profitability of a significant portion of a Fund’s and the Portfolio’s investment program depends to a great extent on correct assessments of the future course of price movements of securities and other instruments. There can be no assurance that managers of the Underlying Funds will be able to accurately predict these price movements. The securities markets have in recent years been characterized by great volatility and unpredictability. One or more of the managers of the Underlying Funds are likely to assume a significant degree of market risk.

Small Cap Securities. The Underlying Funds may invest in companies with modest capitalization. While small companies can provide greater growth potential than larger, more mature companies, investing in the securities of such companies also involves greater risk, potential price volatility and trading cost. These companies often involve higher risks because they lack the management experience, financial resources, product diversification, markets, distribution channels and competitive strengths of larger companies. In addition, in many instances, the frequency and volume of their trading is substantially less than is typical of larger companies. Therefore, the securities of smaller companies may be subject to wider price fluctuations. The spreads between the bid and ask prices of the securities of these companies in the U.S. over-the-counter market typically are larger than the spreads for more actively traded securities. As a result, the Underlying Funds could incur a loss if they were to sell such a security (or close a short position) a short time after its acquisition. When making a large sale, an Underlying Fund may have to sell a portfolio holding at a discount from quoted prices or may have to make a series of small sales over an extended period of time because of the limited trading volume of smaller company securities.

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Hedging Strategies. The Underlying Funds may engage in short sales, the use of derivatives, trading in index futures and index options and the use of leverage (including, but not limited to, margin trading and investing in derivatives) and other strategies from time to time in order to “hedge” or offset investment risk. Any hedging strategies discussed herein should be expected to increase the Underlying Funds’ transaction costs, interest expense and other costs and expenses. These securities may also be subject to greater than ordinary investment risks and such investment strategies could result in material losses for the Underlying Funds.

Derivative instruments present special considerations and risks. Successful use of these instruments depends on the manager of the Underlying Fund’s ability to predict movements in the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities. There can be no assurance that any particular strategy adopted will succeed. In adverse circumstances the use of derivatives may result in sudden and severe losses.

Short Sales. A short sale results in a gain if the price of the securities sold short declines between the date of the short sale and the date on which securities are purchased to replace those borrowed. A short sale results in a loss if the price of the securities sold short increases. Any gain is decreased, and any loss is increased, by the amount of any payment, dividend or interest that an Underlying Fund may be required to pay with respect to the borrowed securities, offset (wholly or partly) by short interest credits. In a generally rising market, short positions may be more likely to result in losses because securities sold short may be more likely to increase in value. A short sale involves a finite opportunity for appreciation, but a theoretical unlimited risk of loss.

To make a short sale, the Underlying Fund must borrow the securities being sold short. In this regard, it may be impossible for the Underlying Fund to borrow securities at the most desirable time to make a short sale. In addition, there are rules prohibiting short sales of securities at prices below the last sale price, which may prevent the Underlying Fund from executing short sales of securities at the most desirable time. If the prices of securities sold short increase, the Underlying Fund may be required to provide additional funds or collateral to maintain the short positions. This could require the Underlying Fund to liquidate other investments to provide additional collateral, and such liquidations might not be at favorable prices. Generally, entering into a short sale “against the box” will be treated as a taxable transaction.

Leverage; Borrowing. The Underlying Funds may be authorized to borrow money. To the extent that the Underlying Funds use leverage, the value of their net assets will tend to increase or decrease at a greater rate than if no leverage were employed. If an Underlying Fund’s investments decline in value, the loss will be magnified if the Underlying Fund has borrowed money to make its investments.

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If an Underlying Fund does not generate sufficient cash flow from operations, it may not be able to repay borrowings, or it may be forced to sell investments at disadvantageous times to repay borrowings. An Underlying Fund’s performance may be adversely affected if it is not able to repay borrowings (because of the continuing interest expense) or if it is forced to sell investments at disadvantageous times in order to repay borrowings. The Underlying Funds likely will sell their more liquid assets first to repay borrowings, thus increasing their concentration in private securities.

The rights of any lenders to an Underlying Fund to receive payments of interest or repayments of principal will be senior to those of the holders of an Underlying Fund’s shares, and the terms of any borrowings may contain provisions that limit certain activities of an Underlying Fund. Payments of interest and fees incurred in connection with borrowings will increase an Underlying Fund’s expense ratio and will reduce any income the Underlying Fund otherwise would have available. An Underlying Fund’s obligation to make interest or principal payments on borrowings may prevent the Underlying Fund from taking advantage of attractive investment opportunities.

Foreign Investments. An Underlying Fund may invest in securities of non-U.S. companies, which are generally denominated in foreign currencies, and American Depository Receipts (“ADRs”) traded on U. S. securities exchanges and representing interests in foreign securities. Such investing involves certain considerations comprising both risk and opportunity not typically associated with investing in U. S. companies. These considerations include fluctuation in exchange rates of foreign currencies, less public information with respect to issuers of securities, less governmental supervision of foreign issuers of securities, lack of uniform accounting, auditing and financial reporting standards, the possible expropriation of assets or confiscatory taxation by a host government, the possible imposition of foreign taxes, and political risks associated with the countries in which foreign issuers are located. Individual foreign economies may differ favorably or unfavorably from the U. S. economy in growth of gross national product, rate of inflation, rate of savings and capital reinvestment, resource self-sufficiency and balance of payments positions, and in other respects. Underlying Funds may invest in securities of foreign governments (or agencies or subdivisions thereof), and some or all of the foregoing considerations may apply to such investments as well.

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The use of leverage by the Underlying Funds will not result in the treatment of distributions by a Fund to be “unrelated business taxable income” to Shareholders who may be affected by such treatment.

Limited Liquidity. The Fund and the Portfolio are closed-end investment companies designed primarily for long-term investors. Shares of an Underlying Fund will not be traded on any securities exchange or other market. With very limited exceptions, Shares are not transferable and liquidity will be provided only through limited repurchase offers. These repurchases will be made at such times and on such terms as may be determined by the Board of Trustees of the Trust (the “Board”), in its complete and exclusive discretion. Since the commencement of the Trust, the Funds have made twenty-seven (27) repurchase offers. The Investment Managers expect to continue to recommend periodic repurchases, although there are no assurances that it will do so. The Portfolio has a similar repurchase policy. The Trust will only make a repurchase offer if the Portfolio makes a repurchase offer.

Should the Fund make a repurchase offer, the Fund will offer to purchase only a portion of its Shares, and there is no guarantee that an investor will be able to sell all of the Shares that an investor desires to sell in any particular repurchase offer. If investors oversubscribe a repurchase offer, the Fund will repurchase only a pro rata portion of the Shares tendered by each investor.

The Fund’s and the Portfolio’s repurchase policies will have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Therefore, it may force the Portfolio to liquidate its investments in Underlying Funds, which in turn may force the Underlying Funds to sell assets they otherwise would not sell. It also may reduce the investment opportunities available to the Underlying Funds and cause expense ratios to increase. In addition, because of the limited market for an Underlying Fund’s investments in private securities, the Underlying Fund may be forced to sell its publicly traded securities to meet cash requirements for repurchases. This may have the effect of substantially increasing an Underlying Fund’s ratio of illiquid investments to liquid investments for the remaining investors.

Securities Lending Arrangements. An Underlying Fund may also lend securities to broker-dealers and other institutions as a means of earning additional income. If the borrower becomes insolvent or bankrupt, the Underlying Funds could experience delays and costs in recovering securities. To the extent that, in the meantime, the value of securities on loan declines, the Underlying Funds could experience further losses.

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Repurchase Agreements. An Underlying Fund may also enter into repurchase agreements, where it buys a security and simultaneously agrees to sell it back later at a higher price, or in reverse repurchase agreements, by which the Underlying Fund sells a security and simultaneously agrees to buy it back later at a higher price. The repurchase date is usually within seven (7) days of the initiation of the agreement. If the other party to a repurchase or reverse repurchase agreement becomes insolvent or bankrupt, the Underlying Fund may experience delays and incur costs in recovering payment or the securities. To the extent that the value of the security purchased changes in the meantime, the Underlying Fund could experience further losses. Repurchase agreements to which the Underlying Fund is a party must be fully collateralized. Repurchase and reverse repurchase agreements can have effects similar to margin trading and other leveraging strategies.

Options. Stock options that may be purchased or sold by the Underlying Funds include options not traded on a securities exchange. Options not traded on an exchange or traded on a foreign exchange are not issued by The Options Clearing Corporation, therefore, the risk of nonperformance by the obligor on such an option may be greater and the ease with which the Underlying Funds can dispose of such an option may be less than in the case of an exchange traded option issued by The Options Clearing Corporation.

Options can be highly volatile investments and involve special risks. Successful investment strategies using options require the ability to predict future movements in securities prices, interest rates and other economic factors. An Underlying Fund’s efforts to use options (even for hedging purposes) may not be successful and could result in a reduction in the Underlying Fund’s total return.

The Underlying Funds may buy and sell options (including purchasing special expiration price options) to manage exposure to changing interest rates, security prices, currency exchange rates and precious metal prices. Some options strategies, including buying puts and writing calls, hedge the Underlying Fund’s investments against price fluctuations. Other strategies, including writing puts and buying calls, tend to increase market exposure. Underlying Funds may invest in options based on any type of security, index or currency related to its investments, including options traded on foreign exchanges and options not traded on exchanges. Options can be volatile investments involving a high degree of risk. If an Underlying Fund applies a hedge at an inappropriate time or judges market conditions incorrectly, options strategies may reduce its return. Options traded on foreign exchanges generally are not regulated by United States authorities and may offer less liquidity and less protection if the other party to the contract defaults. The Underlying Fund also could experience losses if the prices of option positions were to be poorly correlated with its other investments, or if it could not close its positions because of an illiquid secondary market.

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Underlying Funds also may purchase put and call options on one or more baskets of securities of issuers in a particular industry or sector if it is believed that their value will increase or decrease generally as a group.

Portfolio Turnover. The Underlying Funds generally have higher portfolio turnover than many other investment funds. The brokerage commissions and other transaction costs incurred by the Underlying Funds are generally higher than those incurred by investment funds with lower portfolio turnover rates. In addition, a high portfolio turnover will result in special tax considerations. See “Taxes” below.

Restricted Securities. An Underlying Fund may invest in restricted securities that are not traded in public markets. Restricted securities generally are difficult or impossible to sell at prices comparable to the market prices of similar securities that are publicly traded. No assurance can be given that any such restricted securities will be eligible for resale or otherwise to be traded on a public market even if a public market for the securities were to develop.

Operating Deficits. The Underlying Funds often trade securities actively and incur significant brokerage, custody and other transaction costs and expenses. These and other expenses of operating the Underlying Funds may exceed their income, thereby requiring that the difference be paid out of capital, reducing the Underlying Fund’s investments and potential for profitability.

Limited or No Distributions. The Underlying Funds typically do not make substantial periodic distributions to investors and may not make any distributions at all. Instead, the Underlying Funds will generally reinvest substantially all income and gain. Cash that might otherwise be available for distribution is likely to be reduced by payment of obligations of the Underlying Funds and establishment of appropriate reserves. As a result, if an Underlying Fund is profitable, investors (including the Portfolio) in all likelihood will be credited with net income, and will incur the consequent income tax liability, even though investors may receive little or no distributions of cash to cover that liability.

Performance Fees. Most of the Underlying Funds are paid a performance based fee. In certain cases, managers may be paid a fee based on appreciation during the specific measuring period without taking into account losses occurring in prior measuring periods, although the Investment Managers anticipate that managers who charge such fees will take into account prior losses. These fee arrangements may create an incentive for such managers to make investments that are riskier or more speculative than if a performance based fee were not paid. In addition, because performance fees are generally calculated based on unrealized as well as realized gains on securities positions, the amount of any performance fee ordinarily will be greater in any period than if it were based solely on realized gains.

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FEES AND EXPENSES
Operating expenses of the Fund are paid by the Fund, and therefore, indirectly by the Fund’s Shareholders. The Portfolio incurs annual operating expenses on behalf of the Fund which include, but are not limited to, the following expenses:

• a Fund’s proportionate share of all costs and expenses directly related to portfolio transactions and positions for the Portfolio’s account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, member servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends;

• all costs and expenses associated with the registration of the Fund, certain offering costs and the costs of compliance with any applicable federal or state laws;

• the costs and expenses of holding meetings of any Shareholders that are regularly scheduled, permitted or required to be held under the terms of the Trust’s Declaration of Trust (the “Declaration of Trust”) or other applicable law;

• fees and disbursements of attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

• the fees of custodians and other persons providing administrative services to the Fund;

• the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Investment Managers;

• all costs and expenses of preparing, setting in type, printing and distributing reports, repurchase notices, and other communications to Shareholders;

• all expenses of computing the Fund’s net asset value, including the Fund’s proportionate share of the expenses of computing the Portfolio’s net asset value and any equipment or services obtained for the purpose of valuing the Portfolio’s investment portfolio, including appraisals and valuation services provided by third parties;

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• all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund; and

• such other types of expenses as may be approved from time to time by the Investment Managers.

The Fund reimburses the Investment Managers for any of the above expenses that it pays on behalf of the Fund.

SHARES OF THE FUND
The Fund will issue Shares at an offering price per Share based upon net asset value calculated as of the close of business on the date of purchase (see “Calculation of Net Asset Value”). The Board may, from time to time, in accordance with the Declaration of Trust, authorize the issuance of additional Shares at the then existing net asset value or series and classes of Shares containing such terms and conditions, including conversion rights, sales, repurchase and other charges and terms of redemptions, as the Board may determine. The Fund’s Shares participates ratably with all other outstanding Shares in the Fund’s profits and losses and has the redemption rights described below.

No conversion or preemptive rights exist in connection with any Shares. All Shares, when duly issued, will be fully paid and non-assessable.

PLAN OF DISTRIBUTION
The Fund is offering Shares to a limited number of “Accredited Investors” as such term is defined in Regulation D under the Securities Act. Each investor must also have a net worth either as individuals or collectively with their spouses, of more than $2,000,000 or who invest at least $1,000,000 in the Fund and/or other funds managed by the Investment Managers $1.5 million or more, subject to certain exceptions. Each investor must have such knowledge and experience in financial and business matters that such investor is capable of evaluating the merits and risks of an investment in the Fund and must be able to bear the economic risks of such an investment. Shareholders must subscribe for Shares in an amount that equals or exceeds $25,000. Additional subscriptions for Shares will be subject to a minimum investment amount of $10,000. The Board may waive any minimum investment amounts in its sole discretion.

Closings for the Fund occurs on the first business day of each month.

Investor Qualifications. Shares of the Fund are offered only to investors who are “accredited investors.” An accredited investor is an investor who meets one of the following standards:

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1 bank, insurance company, registered investment company, business development company, or small business investment company;

2. an employee benefit plan, within the meaning of the Employee Retirement Income Security Act, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5 million;

3. a charitable organization, corporation, or partnership with assets exceeding $5 million;

4. a director, executive officer, or general partner of the company selling the securities;

5. a business in which all the equity owners are accredited investors;

6. a natural person who has individual net worth, or joint net worth with the person’s spouse, that exceeds $1 million at the time of the purchase, excluding the value of the primary residence of such person;

7. a natural person with income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

8. a trust with assets in excess of $5 million, not formed to acquire the securities offered, whose purchases a sophisticated person makes

In addition, all investors must have a net worth, either as individuals or collectively with their spouses, of more than $1,500,000 or invest at least $750,000 in a Fund or with other accounts managed by the Investment Managers.

Payment for Shares. Payment for Shares ordinarily must be received in cash at the time the order is placed on the first business day of a calendar month. The Board, in its sole discretion, may permit a grace period to facilitate a transfer of funds by the Shareholder.

Investments by Tax-Qualified Retirement Plans. Shares are available for purchase in connection with certain types of tax-qualified retirement plans. Eligible investors may establish individual retirement accounts (“IRAs”); Employee Pensions (“SEPs”); other pension and profit sharing plans or 401(k) plans. The purchase of Shares may be limited by the plans’ provisions.

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Investors considering establishing a retirement plan or purchasing any Shares in connection with a retirement plan, should consult with their attorney or tax advisor with respect to plan requirements and tax aspects pertaining to the investor.

The illiquid nature of the Shares may affect the nature of distributions from tax sheltered retirement plans and may affect the ability of participants in such plans to rollover assets to other tax sheltered retirement plans.

An investment in a Fund by a tax-qualified retirement plan should not expose such investors to “unrelated taxable business income” unless the purchase or holding of such investor’s shares is leveraged.
USE OF PROCEEDS
As described in the Fund’s PPM, the Fund invests all of its assets in the Portfolio under a master/feeder structure. Pending investment by a Fund, the proceeds may be invested in high quality, short-term securities or placed in an interest-bearing account.

REDEMPTIONS, REPURCHASES OF SHARES AND TRANSFERS
No Right of Redemption. No Shareholder or other person holding a Share or a portion of a Share acquired from a Shareholder has the right to require the respective Fund to redeem that Share or portion thereof. There is no public market for Shares, and none is expected to develop. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by a Fund, as described below.

Repurchases of Shares. The Board may, from time to time and in their sole discretion, determine to cause the Fund to repurchase Shares or portions thereof from Shareholders pursuant to written tenders by Shareholders at such times and on such terms and conditions as the Board may determine. In determining whether a Fund should offer to repurchase Shares or portions thereof from Shareholders, the Board will consider the recommendation of the Investment Managers. The Investment Managers may recommend quarterly repurchases, although there are no assurances that it will continue to do so. The Portfolio has a similar repurchase policy.

In addition to considering the recommendation of the Investment Managers, the Board will also consider the following factors, among others, in making a determination to offer to repurchase Shares:

• whether any Shareholders have requested to tender Shares or portions thereof to a Fund; any limitations on a Fund’s ability to redeem its Shares;

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•	whether the Portfolio imposes any limitations on a Fund’s ability to redeem its Shares;

•	the liquidity of the Fund's assets and the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing Shares or portions thereof;

•	the availability of information as to the value of the Fund’s interest in the Portfolio in which it invests, and the value of the Portfolio’s interests in Underlying Funds;

•	the economic condition of the securities markets; and

•	the anticipated tax consequences of any proposed repurchases of Shares or portions thereof.

The Fund will repurchase Shares or portions thereof from Shareholders pursuant to written tenders on terms and conditions that the Board determine to be fair to the Fund and to all Shareholders or persons holding Shares acquired from Shareholders, or to one or more classes of Shareholders, as applicable. The value of a Shareholder's Share (or the portion thereof) that is being repurchased is equal to the value of the Share as of the Valuation Date (as defined below), after giving effect to all allocations that are made as of such date. When the Board determines that a Fund shall repurchase Shares or portions thereof, notice will be provided to Shareholders describing the terms thereof, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Shareholders who are deciding whether to tender their Shares or portions thereof during the period that a repurchase offer is open may ascertain the approximate net asset value of their Shares by contacting the Investment Managers prior to the date upon which such Shareholder must decide whether to participate in the repurchase opportunity. Under the repurchase procedures described herein, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of the Shares as of a date proximate to the Valuation Date (as defined below). In addition, there will be a substantial period of time between the date as of which Shareholders must tender their Shares and the date they can expect to receive payment for their Shares from a Fund.

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Repurchases of Shares or portions thereof from Shareholders by a Fund may be made in the discretion of the Fund, and may be paid in cash or by the distribution of securities in-kind or partly in cash and partly in-kind. However, the Fund does not expect to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Shareholders not tendering Shares for repurchase. Repurchases will be effective after receipt and acceptance by the Fund of all eligible written tenders of Shares or portions thereof from Shareholders. Any in-kind distribution of securities may consist of marketable or non-marketable securities (valued in accordance with the Declaration of Trust), which will be distributed to all tendering Shareholders on a pro rata basis. The Fund does not impose any charges in connection with repurchases of Shares or portion of Shares.

Due to liquidity restraints associated with the Portfolio's investments in Underlying Funds and the fact that a Fund may have to affect withdrawals from the Portfolio to pay for Shares being repurchased, the Fund presently employs the following repurchase procedures:

1. Shareholders choosing to tender Shares (or portions thereof) for repurchase must do so by the date specified in the notice describing the terms of the offer (the “Expiration Date”) which generally will be sixty (60) days before the date as of which Shares are to be repurchased. The Shares (or portions thereof) will be valued as of the date on which Shares are to be repurchased (the “Valuation Date”).

2. The Fund will repurchase tendered Shares on a pro rata basis in the event that Shareholders tender more than the maximum percentage of Shares offered for repurchase by the Fund or a Fund cannot efficiently liquidate underlying positions in order to repurchase Shares for cash.

3. Promptly after the Expiration Date, the Fund will give to each Shareholder whose Shares (or portion thereof) have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Shares (or portion thereof). The determination of the value of Shares as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund's financial statements.

The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for payment at two (2) separate times.

The first payment (the “Initial Payment”) will be in an amount equal to at least ninety-five (95%) of the estimated value of the repurchased Shares (or portion thereof), determined as of the Valuation Date. The Investment Managers, in their sole discretion, may determine to waive the five percent (5%) holdback and authorize an Initial Payment of one hundred percent (100%) of the estimated value of the repurchased Shares. Any Shareholder that tenders ninety percent (90%) or more of its Shares will be deemed to have liquidated their investment, and therefore, will receive an Initial Payment for the repurchased Shares determined as of the Valuation Date. The Initial Payment will be made as of the later of (a) within thirty (30) days after the Valuation Date, or (b) if the Fund has requested withdrawals of its capital from the Portfolio in order to fund the repurchase of Shares, within ten (10) business days after the Fund has received at least ninety five percent (95%) of the aggregate amount withdrawn by a Fund from the Portfolio.

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4. The second and final payment (the “Contingent Payment”) is expected to be in an amount equal to the excess, if any, of (a) the value of the repurchased Shares (or portion thereof), determined as of the Valuation Date and based upon the results of the annual audit of each Fund's financial statements for the year in which the Valuation Date falls, over (b) the Initial Payment. It is anticipated that the annual audit of a Fund's financial statements will be completed within sixty (60) days after the end of each fiscal year of the applicable Fund and that the Contingent Payment will be made promptly after the completion of the audit. Shareholders whose interests will be liquidated because they tendered ninety percent (90%) or more of their interests will receive a Contingent Payment.

5. Although the amounts required to be paid by the Fund under the Promissory Note will generally be paid in cash, a Fund may under certain limited circumstances noted above pay all or a portion of the amounts due by the in-kind distribution of marketable or non-marketable securities.

The foregoing procedures may be amended by the Board from time to time and will be effective upon notification to the Shareholders.

Repurchases of Shares by the Fund are subject to certain regulatory requirements imposed by certain rules promulgated by the Securities and Exchange Commission (“SEC”). The Fund believes that the repurchase procedures described above comply with these requirements. However, if modification of the Fund’s repurchase procedures is deemed necessary to comply with regulatory requirements, the Board will adopt revised procedures designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

A Shareholder that tenders Shares will generally have a taxable event when such Shares are repurchased. Gain, if any, will be recognized by a tendering Shareholder only as and after the total proceeds received by the Shareholder exceed the Shareholder’s adjusted tax basis in the Shares repurchased. A loss, if any, will be recognized only after the Shareholder has received full payment under the promissory note that will be given to the Shareholder prior to a Fund’s payment of the repurchase amount.

Upon its acceptance of tendered Shares for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash, (ii) liquid securities or (iii) interests in Underlying Funds that the Portfolio has requested be withdrawn (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Shareholders tendering Shares.

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Payment for repurchased Shares may require the Portfolio to liquidate portfolio holdings earlier than the Investment Managers would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Portfolio's portfolio turnover. The Investment Managers intend to take measures (subject to such policies as may be established by the Board of Directors of the Portfolio) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Shares.

A Shareholder who tenders for repurchase only a portion of such Shareholder's Shares will be required to maintain a capital account balance of at least $25,000. If a Shareholder tenders an amount that would cause the Shareholder's capital account balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be purchased from such Shareholder so that the required minimum balance is maintained.

A Fund may be required to repurchase Shares or a portion thereof of a Shareholder or any person acquiring Shares or portion thereof from or through a Shareholder, and such person may be required to sell Shares or any portion thereof, in the sole discretion of the Board.

In the event that the Investment Managers or an affiliate holds Shares in its capacity as a Shareholder, such Shares or a portion thereof may be tendered for repurchase in connection with any repurchase offer made by a Fund.

The Board may cancel the repurchase offer or postpone the acceptance of Shares if the Portfolio would not be able to liquidate portfolio securities in a manner that is orderly and consistent with the Portfolio’s investment objective and policies in order to purchase Shares tendered pursuant to the Repurchase Offer or the Board determines that it is not in the best interest of a Fund to purchase Shares pursuant to the repurchase offer.

Transfers of Shares. A Shareholder may transfer his Shares only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency or dissolution of such Shareholder or (ii) with the written consent of the Board (which may be withheld in its sole discretion); provided, however, that the Board may not consent to any transfer other than a transfer (i) in which the tax basis of the Shares in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Shareholder's immediate family (brothers, sisters, spouse, parents and children), or (iii) a distribution from a qualified retirement plan or an individual retirement account.

MANAGEMENT OF THE FUND

The Board provides broad oversight over the affairs of the Fund. The day-to-day affairs of the Fund are managed by the Investment Manager, subject to the ultimate supervision of and any policies established by the Board, and pursuant to the terms of the Declaration of Trust and the Investment Management Agreement between the Trust and the Investment Manager (the “Investment Management Agreement”).

Board of Trustees.

The Board has overall responsibility for the management and supervision of the operations of the Fund. The Board of Directors of the Portfolio (the “Portfolio’s Board of Directors”) has overall responsibility for management and supervision of the operations of the Portfolio. The same persons serve on the Board and the Portfolio’s Board of Directors. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. Under the Declaration of Trust, the number of trustees is fixed from time to time by the Board, but may not be less than one (1) or more than fifteen (15). The number of Trustees is currently set at four (4).

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Members of the Board of Trustees are not required to contribute to the capital of a Fund or hold Shares in a Fund. A majority of the Board are not “interested persons” (as defined in the Investment Company Act) of the Trust (collectively, the “Independent Directors”) and perform the same functions for the Trust as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Trustees and brief biographical information regarding each Trustee is set forth in the following table:

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Name, (Age) and Address	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships held by Trustee or Nominee
John Connors Age: 71 506 Bay Drive, Vero Beach, FL 32963	Director	Term: Indefinite Length: Since 2002	Portfolio Manager, Guyasuta Investment Advisors (2000 to Present)	ACP Funds Trust (1 series); ACP Strategic Opportunities Fund II, LLC.	None.
Robert Andres Age: 75 Andres Capital Management 11 Twin Creek Lane Berwyn, PA 19312	Director	Term: Indefinite Length: Since 2004	Merion Wealth Partners, LLC CIO & Strategist, (2010-2012); Senior Vice President, Chief Investment Strategist, Envestnet/PMC (2008-2010) President, Andres Capital Management (2007-2008)	ACP Funds Trust (1 series); ACP Strategic Opportunities Fund II, LLC.	None.
James Brinton (1) Age: 59 15 Garrett Ave, Rosemont, PA 19010	Director	Term: Indefinite Length: Since 2007	President, Robert J. McAllister Agency, Inc. (Independent Insurance Broker) (since 1979)	ACP Funds Trust (1 series); ACP Strategic Opportunities Fund II, LLC.	Quaker Investment Trust (4 series)

(1)	James Brinton is President of the Robert J. McAllister Agency which receives compensation from the Funds for providing certain insurance brokerage services. The Independent Trustees have determined that such compensation, which is less than $5,000 per year, does not disqualify Mr. Brinton as an Independent Trustee.

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Interested Trustees

Name, (Age) and Address	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships or trusteeships held by Trustee or Nominee
Gary Shugrue(1) Age 60 150 N. Radnor Chester Rd., C-220 Radnor, PA 19087	Trustee and Investment Manager	Term-Indefinite Length-since 2007 (Trustee) since 2001 (Investment Manager)	President & Chief Investment Officer of Ascendant Capital Partners, LP. (since 2001)	ACP Funds Trust (1 series); ACP Strategic Opportunities Fund II, LLC	Scotia Institutional Funds “Trust” (previously Dundee Wealth Funds); Quaker Investment Trust (4 series); Project H.O.M.E. (investment committee member)

(1) Mr. Shugrue is deemed to be an “interested person” due to his position with and ownership in the Sub-Investment Manager.

The Board has overall responsibility for the management and supervision of the operations of the Trust. The Trustees currently serving on the Board have each been elected by the Shareholders of the Trust. Any vacancy in the position of Trustee may be filled by the remaining Trustees, or, if required by the Investment Company Act, by vote of a plurality of the vote at a meeting of the Shareholders at which a quorum of Shareholders is present in person or by proxy.

The Trustees serve on the Board for terms of indefinite duration. A Trustee’s position in that capacity will terminate if such Trustee is removed, resigns or is subject to various disabling events such as death or incapacity. The Board, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board or remove Trustees with or without cause. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall call a Shareholders' meeting for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to the Board at a meeting of the Trustees. Such resignation shall be effective upon receipt, unless specified to be effective at some other time. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning 10% or more of the outstanding Shares of the Trust in the aggregate.

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The Declaration of Trust provides that a Trustee’s responsibilities shall terminate if the Trustee (i) dies; (ii) is declared incompetent; (iii) resigns as a Trustee (iv) is removed; (v) is declared bankrupt by a court of competent jurisdiction. The Board, by action of a majority of the then Trustees at a duly constituted meeting, may remove Trustees with or without cause. The Declaration of Trust provides that a Trustee shall not be personally liable for monetary damages for breach of fiduciary duty as a trustee except in cases (i) in which the Trustee breaches the duty of loyalty to the Trust or its Shareholders, (ii) of an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (iii) where the Trustee derived an improper personal benefit. In addition, the Declaration of Trust provides that the Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, adviser or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. Under the Declaration of Trust, the Trust shall indemnify each person who is, or has been, a Trustee, a trustee, officer, employee or agent of the Trust, any person who is serving or has served at the Trust's request as a Trustee, officer, trustee, employee or agent of another organization in which the Trust has any interest as a Shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws.

Board Standing Committees.

The Board of Trustees has established standing audit and nominating committees.

Audit Committee. The Audit Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton, the Independent Trustees of the Trust. The Audit Committee has adopted a written charter approved by the Board. The Audit Committee’s duties include, among other things, the recommendation of the Funds’ independent auditors, meeting with the independent auditors and discussing their independence and the matters required to be discussed by the Statement on Auditing Standards No. 114 (Communications with Audit Committees) and reviewing each Fund’s annual financial statements with both management and the independent auditors. Prior to the formation of the Audit Committee in September 2007, the full Board acted as the Audit Committee. The Board, acting as the Audit Committee, met two (2) times in 2013.

As of the date hereof, the Board has determined that the Board's Audit Committee does not have an "audit committee financial expert," as the SEC has defined that term. After carefully considering all of the factors involved in the definition of "audit committee financial expert," the Board determined that none of the members of the audit committee met all five (5) qualifications in the definition, although some members of the Audit Committees met some of the qualifications. The Board also determined that while the Audit Committee members have general financial expertise, given the size and activities of the Funds and in light of the nature of the accounting and valuation issues presented over the past several years, it did not appear that the Audit Committee members lacked any necessary skill to serve on the Audit Committee.

Nominating Committee. The Nominating Committee was formed in September 2007 and is composed of Messrs. Connors, Andres and Brinton. The principal responsibilities of the Nominating Committee are the consideration, recommendation and nomination of candidates to fill vacancies on the Board, if any. The Nominating Committee does not consider nominees recommended by Shareholders. Prior to the formation of the Nominating Committee in September 2007, the full Board acted as the Nominating Committee. The Board, acting as the Nominating Committee, met two (2) times in 2013

It is the Nominating Committee’s policy to identify potential nominees based on suggestions from the President of the Funds and other members of the Board and to evaluate such persons as a committee. In addition, from time to time, the Nominating Committee may determine that it requires a Trustee with a particular expertise or qualification and will actively recruit such a candidate.

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The Nominating Committee reviews and evaluates each candidate’s background, experience and other qualifications as well as the overall composition of the Board, and recommends to the Board for its approval the slate of Trustees to be nominated for election at any annual or special meeting of the Fund’s Shareholders at which Trustees are to be elected.

The Nominating Committee considers all applicable legal and regulatory requirements that govern the composition of the Board.

Director Qualifications.  Generally, the Fund believes that each Director is competent to serve because of their individual overall merits including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills.  Mr. Shugrue has over thirty-seven (37) years of investment experience, including managing hedge fund-of-funds. Messrs. Connors and Andres each have more than forty (40) years’ experience in the investment and securities industries. Mr. Brinton has served on other investment company boards and has worked in the insurance industry for more than twenty-five (25) years. The Fund does not believe any one factor is determinative in assessing a Director’s qualifications, but that collective experience of each Director makes them highly qualified.

Board Leadership Structure.  The Fund is led by Mr. Gary E. Shugrue, who has served as Director, President and Investment Manager of the Fund since it was organized in 2001.  Mr. Shugrue is an interested person by virtue of his interest in the Fund's Sub-Investment Manager. Currently, the Board of Directors is comprised of Mr. Shugrue and three (3) Independent Directors (i.e. those who are not "interested persons" of the Fund, as defined under the 1940 Act).  The Fund does not have a Lead Independent Director, but governance guidelines provide that Independent Directors will meet in executive session at each Board meeting.  The President of the Fund is generally responsible for (a) chairing board meetings, (b) setting the agendas for these meetings and (c) providing information to board members in advance of each board meeting and between board meetings.  Generally, the Fund believes it best to have a single leader who is seen by shareholders, business partners and other stakeholders as providing strong leadership.  The Fund believes that its Chairman/President together with the Audit and Nominating Committees and the full Board of Directors, provide effective leadership that is in the best interests of the Fund and each shareholder.

Board Risk Oversight.  The Board of Directors is currently comprised of Mr. Shugrue and three (3) Independent Directors with an Audit Committee and Nominating Committee with a separate chair.  The Board is responsible for overseeing risk management, and the full Board regularly engages in discussions of risk management and receives compliance reports that inform its oversight of risk management from its President and Chief Compliance Officer at quarterly meetings and on an ad hoc basis, when and if necessary.  The Audit Committee considers financial and reporting the risk within its area of responsibilities.  Generally, the Board believes that its oversight of material risks is adequately maintained through the compliance-reporting chain where the President and Chief Compliance Officer are the primary recipients and communicator of such risk-related information.

Fund Shares Owned by Board. The following table shows the dollar amount range of each Trustee’s “beneficial ownership” of shares of the Funds as of May 31, 2014. Dollar amount ranges disclosed are established by the SEC. “Beneficial ownership” is determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (“1934 Act”).

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Independent Trustees

Name	Dollar Range of Funds Trust Shares	Aggregate Dollar Range of Shares in All Funds Overseen by Trustee in Family of Investment Companies*
John Connors	$0	Over $100,000
James Brinton	$10,001 - $50,000	$10,001 - $50,000

*As of 5/31/2014

Interested Trustee

Name	Dollar Range of FundsTrust Shares	Aggregate Dollar Range of Shares in All Funds Overseen by Trustee in Family of Investment Companies*
Gary E. Shugrue	$0	$10,001 - $50,000

*As of 5/31/2014

As of March 31, 2014, the following transactions in Master Fund Units have been effected by Directors:

Robert Andres - completed a full tender of Units on December 31, 2012 in the amount of $650,400.

As of March 31, 2014, the following transactions in shares of beneficial interest of the Feeder Funds have been effected by Directors:

No transactions have taken place by Directors in the past two years

Independent Trustees Ownership of Securities.

As of March 31, 2014, no Independent Trustee of the Trust owned securities in the Investment Managers or in an entity controlling, controlled by or under common control with the Investment Manager. As of such date : (i)George Andrew Hambrecht and Elizabeth Reynolds Hilpman controlled the Investment Manager, and Gary Shugrue owned a majority of the outstanding securities of the Sub-Investment Manager and of the general partner of the Sub-Investment Manager.

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Compensation of the Trustees.

The Trustees all are members of the Portfolio’s Board of Directors. Independent Directors of the Portfolio receive compensation from the Portfolio for services as directors. The Trustees do not receive compensation for services as Trustees of the Trust. Set forth below is information regarding compensation Trustees received from the Portfolio in 2013 for services as directors of that fund.

Independent Trustees

Name and Position with Trust	2013 Aggregate Compensation from the Portfolio	Pension or Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Portfolio and Fund Complex Paid to Trustees 2013
John Connors, Trustee	$10,000	$0	$0	$10,000
James Brinton, Trustee	$10,000	$0	$0	$10,000
Robert Andres, Trustee	$10,000	$0	$0	$10,000

Interested Trustee

Name and Position with Trust	2013Aggregate Compensation from the Portfolio(1)	Pension or Retirement Benefits Accrued as Part of Trust Expenses(1)	Total Compensation from the Portfolio and Fund Complex Paid to Trustees 2013(1)	Estimated Annual Benefits Upon Retirement(1)
Gary E. Shugrue, Trustee	$0	$0	$0	$0

(1) Mr. Shugrue is employed by the Sub-Investment Manager and receives compensation in that capacity but does not receive compensation from the Portfolio for service as a director or from the Trust for service as a Trustee.

The Independent Directors of the Portfolio receive meeting fees of $2,500 per meeting attended in person or $500 in the case of meetings attended by telephone. The Independent Directors of the Portfolio do not receive fees for committee meetings. Interested Trustees receive no annual or other fees from either the Portfolio or the Trust. All Trustees are reimbursed by the Trust for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Trust.

Trust Officers. Set forth below are the names, ages, position with the Trust, length of term of office, and the principal occupations for the last five (5) years of each of the persons currently serving as Executive Officers of the Trust. Unless otherwise noted, the business address of each Officer is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. Stephanie Strid Davis received 2013 bonus paid directly from the Master Fund in the amount of $90,000 for compliance duties directly related to Funds’ operations.

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Name, (Age) and address During the Past 5 Years	Position(s) Held with Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships or Trusteeships Held by Trustee
Gary E. Shugrue, Age 60	Trustee and Investment Manager	Term-Indefinite Length of Service Investment Manager (since 2001) Trustee (since 2007)	President & Chief Investment Officer of Ascendant Capital Partners, LP (since 2001)	Scotia Institutional Funds “Trust” (previously Dundee Wealth Funds); Quaker Investment Trust (4 series) Project H.O.M.E. (investment committee member)
Stephanie Strid Davis Age 43	Director, Fund Administration/Chief Compliance Officer	Term-Indefinite Length: 2001 – present (Director Fund Administration) 2008-present (Chief Compliance Officer)	Director, Client Service and Fund Operations of Ascendant Capital Partners, LP; (2001-present) Chief Compliance Officer (2008 – present).	None

Investment Managers. Barlow Partners, Inc. (“Barlow”), a Delaware corporation, serves as the investment manager (“Investment Manager”) to the Fund. The Investment Manager is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). The Investment Manager’s principal business address is 880 Third Avenue, 3rd floor, New York, NY 10022. The Investment Manager has acted as an investment adviser since 1994. Ascendant Capital Partners, LP serves as sub-investment manager (“Sub-Investment Manager”) to the Fund and also serves as Sub-Investment Manager to the Portfolio. The principal business address of the Sub-Investment Manager is 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. Together, the Investment Manager and the Sub-Investment Manager are the “Investment Managers”. The Fund has entered into an investment management agreement with the Investment Manager and Sub-Investment Manager (“Investment Management Agreement”), under which the Investment Manager and Sub-Investment Manager are responsible for formulating a continuing investment program for the Fund. The Fund employs the Investment Manager to manage the investment and reinvestment of the assets of the Fund, and to continuously review, supervise and (where appropriate) administer the investment program of the Fund, to determine in its discretion (where appropriate) the investments to be purchased or sold. The Sub-Investment Manager in collaboration with the Investment Manager will be involved in all aspects of Fund’s investment program including, without limitation, portfolio construction, manager selection, and manager due diligence.

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Prior to approval of the Investment Management Agreement by the Fund’s Board of Directors and shareholders, the Sub-Investment Manager served as the Fund’s Investment Manager pursuant to an agreement with the Fund.

The Fund’s investment portfolio is managed by Gary E. Shugrue, who has over thirty-seven (37) years investment experience, serves as Chief Investment Officer of the Sub-Investment Manager since 2001 and is primarily responsible for managing the Fund’s assets. Mr. Shugrue received his B.S. degree in Accounting from Villanova University, and his MBA from the University of Pennsylvania – Wharton School.

The Investment Manager is controlled by George Andrew Hembrecht and Elizabeth Reynolds Hilpman. The Sub-Investment Manager is controlled by Gary E. Shugrue. Stephanie Strid Davis, the Fund’s Director of Fund Administration and Chief Compliance Officer, also holds limited partnership interests in the Sub-Investment Manager, as does Robert E. Turner, a Member in the Fund.

As of December 31, 2013, compensation received by the Mr. Shugrue, as the Chief Investment Officer of the Sub-Investment Manager, is a fixed base salary, with a possible year-end bonus based on the financial performance of the Investment Manager. However, Mr. Shugrue benefits not because of his bonus but because he is the controlling equity holder in the Sub-Investment Manager. As such, the value of his equity and his distributions increase if the Portfolio’s assets increase and the Portfolio performs well, as described above. Other than as described above, the Mr. Shugrue does not receive any compensation from the Portfolio or the Fund, the Investment Managers or any other source with respect to management of the Portfolio, the Fund and any other accounts.

The Investment Manager earns a greater percentage of assets as a management fee if annual performance of the Fund exceeds six percent (6%), based on the terms of the Investment Management Agreement with the Fund.

OTHER ACCOUNTS MANAGED BY PORTFOLIO MANAGER(S) OR MANAGEMENT TEAM

Mr. Shugrue, in his capacity as the Chief Investment Officer of the Sub-Investment Manager, also manages the Portfolio. The Portfolio invests in the Underlying Funds. The value of the assets of the Portfolio as of May 31, 2014 was approximately $39,543,903.*

*Includes assets held in the Feeder Fund and the Master Fund.

Name of Portfolio Manager	Type of Accounts	# of Accounts Managed	Total Assets (as of May 31, 2014).	# of Accts where advisory fee based on Performance	Total Assets in Accts where Advisory Fees based on Performance
Gary E. Shugrue	Registered Investment Companies (RICS):	1	$32 million	0	0
	Other Pooled Investment Vehicles:	0	$0	0	0
	Other Accounts:	0	$0	0	0

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POTENTIAL CONFLICTS OF INTERESTS

The Investment Manager and its investment professionals currently dedicate a portion of their time to the management of the Fund and the Portfolio. The Sub-Investment Manager and its investment professionals currently dedicate 100% of their time to the management of the Fund. It is possible that in the future, these professionals may also carry on substantial investment activities for other funds and client accounts (collectively, “Other Accounts”) as the firm grows. As a result, the Investment Manager, Sub-Investment Manager and Mr. Shugrue may have conflicts of interest in allocating their time and activity between the management of the Fund and the management of Other Accounts. The Investment Manager, Sub-Investment Manager and their staff will devote so much time to the management of the Fund as in their judgment is necessary and appropriate.

There may be circumstances where the Investment Manager and the Sub-Investment Manager or the portfolio manager invests a larger percentage of one or more of the Other Accounts’ respective assets than the Fund’s assets. The Investment Manager and Sub-Investment Manager also may consider participation by their Other Accounts in investment opportunities that they do not intend to invest, or which are contrary to investments made, on behalf of the Portfolio, or vice versa. In addition, the Investment Manager and Sub-Investment Manager may charge the Other Accounts fees that are lower than those charged to the Fund.

The investment decisions for the Fund are made independently from those for Other Accounts managed by the Investment Manager or Sub-Investment Manager. The Investment Manager, Sub-Investment Manager and their affiliates have other clients and other accounts with investment objectives similar to those of the Fund. The Investment Manager, Sub-Investment Manager and their affiliates are permitted to make an investment decision on behalf of the Fund that differ from decisions made for, or advice given to, such other accounts and clients even though the investment objectives may be the same or similar, provided that the Investment Manager, Sub-Investment Manager or their affiliates act in good faith and follow a policy of allocating over a period of time investment opportunities to the Fund on a basis intended to be fair and equitable relative to such Other Accounts and clients, taking into consideration the investment policies and investment restrictions to which such Other Accounts and clients and the Fund are subject. Neither the Investment Manager, Sub-Investment Manager nor their affiliates are obligated to treat the Fund more favorably than the treatment provided to such other accounts and clients.

As of May 31, 2014, Mr. Shugrue beneficially owned Units in the Master Fund’s Portfolio having a value in the range of $10,001 - $50,000.

The Investment Manager will indemnify the Sub-Investment Manager, and the Fund (“Sub-Investment Manager Indemnified Persons”) from and against any and all suits, actions, legal or administrative proceedings or investigations, claims, demands, damages, liabilities, interest, loss, costs and expenses, including reasonable attorneys’ fees, disbursements and court costs (“Losses”), which the Sub-Investment Manager Indemnified Persons may sustain arising out of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder; provided, however, that the Sub-Investment Manager Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

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The Sub-Investment Manager shall indemnify the Investment Manager, and the Fund (the “Investment Manager Indemnified Persons”) from and against any and all Losses, which the Investment Manager Indemnified Persons may sustain arising out of the Sub-Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder; provided, however, that the Investment Manager Indemnified Persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Investment Manager’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder, or violation of applicable law.

Management Fee. The Fund does not pay a management fee directly to the Investment Manager or Sub-Investment Manager. Rather, the Fund pays its proportionate share of the Portfolio’s Management Fee (defined below). Pursuant to an Investment Management Agreement, the Investment Manager and Sub-Investment Manager are entitled to receive an annual management fee (the “Management Fee”) equal to 1.50% of the Portfolio’s net assets, subject to an adjustment (the “Management Fee Adjustment”) based on the Portfolio’s rolling twelve (12) month return. Specifically, the monthly Management Fee is equal to one-twelfth of the applicable Net Management Fee below based on the Portfolio’s annual return for the preceding twelve-month period. The Manager’s Fee is calculated and accrued monthly, and paid out on a monthly basis. The Management Fee Adjustment is determined in accordance with the following scale.

Return for Prior 12 - Month Period†*	Management Fee Adjustment†	Net Management Fee†
Less than 6.00% of the Fund’s capital account *	-0.50%	1.00%
Equal to or Greater than 6.00% of the Fund’s capital account *	-----	1.50%

† Annualized

*Net of all Underlying Fund fees and expenses

The Sub-Investment Manager will be allocated a portion of the Management Fee based on the net revenues generated from the Fund and dependent on the assets under management (AUM) and in accordance with the table below. Net revenues are defined as revenues after any sales commissions, platform fees, fee rebates or selling fees. To clarify, the Sub-Investment Manager will receive 100% on the fees from first $60mm of AUM, 75% of the fees from the AUM between $60mm to $100mm, 50% of the fees from the AUM between $100mm and $300,000,000 then 25% of the fees from the AUM greater than $300,000,000.

Range	% to Sub-Investment Manager	% to Investment Manager

<= $60,000,000	100%	0%
$60,000,000 to $100,000,000	75%	25%
$100,000,000 to $300,000,000	50%	50%
>$300,000,000	25%	75%

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For example, if the annual return of the Portfolio is fifteen percent (15%) for the preceding twelve-month period, then the monthly Management Fee will be equal to one-twelfth of 1.50% of the Portfolio’s net assets.

For purposes of determining the Management Fee, net assets are determined by taking into account net realized gain or loss and the net change in unrealized appreciation or depreciation of net assets as reported by the sponsors of the Underlying Funds. The Management Fee presents risks that are not present in investment funds that do not make allocations based on the performance of such funds. The overall fees payable by the Shareholders, including their proportionate share of the Portfolio’s Management Fees, may be higher than those paid by other registered investment companies but may be lower than those paid by many private investment funds with similar investment policies.

Prior to approval of the current Investment Management Agreement by the Fund’s Board of Directors and shareholders, the Sub-Investment Manager served as the Fund’s Investment Manager pursuant to an agreement with the Fund. For the fiscal years 2011, 2012 and 2013, the Portfolio (and indirectly, the Fund) paid the Sub-Investment Manager $714,120; $815,097 and $743,426 respectively, under the prior Investment Management Agreement with the Sub-Investment Manager.

Control Persons and Principal Holders of Securities

The following table sets forth as of May 31, 2014 the number and percentage of Units beneficially owned by the Portfolio's Directors and the Executive Officers, individually and as a group, by owners of 5% or more of the Portfolio’s Units, and by each person deemed to be a “control person” under the SEC’s rules.

Name and Position	Number of Interests (Units) owned beneficially	Percentage of Interests owned beneficially	Address
Interested Directors
Gary E. Shugrue Director and Investment Manager	2,252.956	0.08%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Stephanie Strid Davis, Director, Fund Administration/Chief Compliance Officer	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Independent Directors

John Connors, Director	34,015.225	1.15%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
James Brinton, Director	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Beneficial Owners of more than 5% and control persons
ACP Institutional Series Strategic Opportunities Fund (1)	1,980,824.304	83.02%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
All directors and executive officers of the Fund as a group	58,842.738	2.11%
(1)	Feeder Funds

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The following table sets forth as of May 31, 2014 the number and percentage of Shares of the ACP Funds Trust beneficially owned by the Trustees and the Executive Officers of the Trust (as defined in SEC rules), individually and as a group, by owners of 5% or more of the Trust’s shares, and by each person deemed to be a “control person” under the SEC’s rules.

Name and Position	Number of Shares beneficially owned	Percentage of Shares beneficially owned	Address
Interested Trustee
Gary E. Shugrue Trustee and Investment Manager	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Stephanie Strid Davis, Director, Fund Administration/Chief Compliance Officer	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Independent Trustees
Robert Andres, Trustee	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
John Connors, Trustee	0	0%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
James Brinton, Trustee	7,564.092	0.31%	150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087
Beneficial Owners of more than 5% and control persons
Earl Waxman	140,664.639	6.03%	P.O. BOX 3510 Cherry Hill, NJ 08034
All trustees and executive officers of the Trust as a group	7,564.092	0.31%

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Units held by the Fund are voted pursuant to the direction of the Board and the recommendations of the Investment Managers. Under the SEC’s rules, the Fund may be deemed to control the Portfolio. As a result, these Unit holders may be deemed to have the ability to determine the outcome of matters submitted to a vote of Unit holders, including the election of directors of the Portfolio. The Board consists of the same members as the Portfolio’s Board of Directors and, with respect to matters submitted to a vote of the Unit holders, the Trustees generally vote the Units held by the Fund in the same proportion as the Shareholders of the Fund vote their Shares.

CODE OF ETHICS

The Trust and the Investment Managers each have adopted a code of ethics under Rule 17j-1 of the Investment Company Act that applies to their activities. The codes of ethics permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Funds. The codes of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The codes are available on the EDGAR database on the SEC’s web site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

BROKERAGE PRACTICES OF THE PORTFOLIO

The Fund does not expect to buy and sell securities, except for interests in the Portfolio. The Investment Managers seek to execute each transaction on behalf of the Portfolio in the Underlying Funds at a net price that provides the most favorable cost for the Portfolio. Most transactions in Underlying Fund interests on behalf of the Portfolio are conducted on a private placement basis and may be subject to commissions or placement agent fees payable to one or more brokers. In this regard, the Investment Managers are generally unable to seek competitive fees payable in such transactions.

VOTING

Each whole Share is entitled to one vote and each fractional Share is entitled to a proportionate fractional vote on each matter as to which such Shares are to be voted at a meeting of Shareholders. The Shares of each series are entitled to vote on a dollar weighted basis, i.e voting shall be based on the relative net asset value of each series. A meeting of Shareholders for the purpose of electing or removing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning ten (10%) or more of the Shares of the Trust in the aggregate. Shareholders are entitled to vote on any matter on which Shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of Trustees, approval of the Investment Management Agreement, and approval of the Trust’s auditors, and on certain other matters. Except for the exercise of their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Trust’s business, and may not act for or bind the Trust.

The Investment Managers act as a fiduciary in relation to clients and the assets entrusted by them to its management. Where the assets placed in the Investment Manager’s care include voting securities, and except where the client has expressly reserved to itself the duty to vote proxies, it is the Investment Manager’s duty as a fiduciary to vote all proxies relating to such voting securities.

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The Investment Managers have an obligation to vote all proxies appurtenant to voting securities owned by its client accounts in the best interests of those clients. In voting these proxies, the Investment Managers may not be motivated by, or subordinate the Fund’s interests to, its own objectives or those of persons or parties unrelated to the Fund. The Investment Managers will exercise all appropriate and lawful care, skill, prudence and diligence in voting proxies, and shall vote all proxies relating to shares owned by the Fund and received by it. The Investment Managers shall not be responsible, however, for voting proxies that it does not receive in sufficient time to respond.

Because the Investment Managers primarily invest the Portfolio’s assets in funds exempt from registration and regulation under the federal securities laws, and since the interest it acquires in such funds typically is a non-voting limited partner or member interest (except under specified, often unusual circumstances), the Investment Managers do not expect there to be many (if any) meetings convened at which it is expected to vote shares or other interests held (or controlled) by it for the benefit of the Fund.

Nonetheless, where client holdings are voting securities and a meeting of security holders is convened, the Investment Managers will take the following steps to carry out its fiduciary duties as to the client and its assets:

The Investment Managers will track shareholder meetings convened by companies whose voting securities are held in its client accounts, identify all issues presented to shareholders at such meetings, formulate a principled position on each such issue and ensure that proxies pertaining to all shares owned in client accounts are voted in accordance with such determinations.

Consistent with these duties, the Investment Managers will rely principally upon research received from, or otherwise delegate all or certain aspects of the proxy voting process to, Pinnacle Fund Administration.

To the extent that it relies upon or delegates duties to Pinnacle Fund Administration (“Pinnacle”), the Investment Managers will periodically review the methods used by Pinnacle to identify and track shareholder meetings called by publicly traded issuers throughout the United States and around the globe. As appropriate, the Investment Managers will periodically satisfy itself that Pinnacle operates a system reasonably designed to identify all such meetings and to provide the Investment Managers with timely notice of the date, time and place of such meetings.

The Investment Managers will further review the principles and procedures employed by Pinnacle in making recommendations on voting proxies on each issue presented, and will satisfy itself that Pinnacle's recommendations are: (i) based upon an appropriate level of diligence and research, and (ii) designed to further the interests of shareholders and not serve other unrelated or improper interests.

Notwithstanding its belief that Pinnacle's recommendations are consistent with the best interests of Shareholders and appropriate to be implemented for the Investment Manager's client accounts, The Investment Managers have the right and the ability to depart from a recommendation made by Pinnacle as to a particular vote, slate of candidates or otherwise, and can direct Pinnacle to vote all or a portion of the shares owned for client accounts in accordance with its preferences. Pinnacle will vote any such shares subject to that direction in strict accordance with all such instructions.

Conflicts of Interest: The Investment Manager's stock is not publicly traded, and it is not otherwise affiliated with any issuer whose shares are available for purchase by client accounts. Further, no affiliate currently provides brokerage, underwriting, insurance, banking or other financial services to issuers whose shares are available for purchase by client accounts. Therefore, it believes that any particular proxy issues involving companies that engage the Investment Managers, either directly or through their pension committee or otherwise, to manage assets on their behalf, generally will not present conflict of interest dangers for the Investment Manager or its clients.

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Nevertheless, in order to avoid even the appearance of a conflict of interest, the officers of the Investment Managers will determine, by surveying the firm's employees or otherwise, whether the Investment Managers, an affiliate or any of their officers has a business, familial or personal relationship with a participant in a proxy contest, the issuer itself or the issuer's pension plan, corporate directors or candidates for directorships. In the event that any such relationship is found to exist, the firm will take appropriate steps to ensure that any such relationship (or other potential conflict of interest), does not influence its decision to provide direction to Pinnacle on a given vote or issue. Further to that end, the Investment Managers will adhere to all recommendations made by Pinnacle in connection with all shares issued by such companies and held in the Investment Manager’s client accounts, and, absent extraordinary circumstances that will be documented in writing, will not subject any such proxy to special review. The Investment Managers will seek to resolve any conflicts of interests that may arise prior to voting proxies in a manner that reflects the best interests of its clients.

Information regarding how the Fund and the Portfolio voted proxies relating to portfolio securities during the most recent 12-month period ended March 31 is available without charge upon request by calling the Trust collect at (610) 688-4180 or on the SEC’s website at http://www.sec.gov.

TAXES

The following U.S. federal income tax discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury regulations, rulings published by the IRS, judicial decisions and other applicable authority as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. The following discussion is only a summary of some of the important tax considerations generally applicable to investments in the Fund. There may be other tax considerations applicable to particular investors, and therefore investors should consult with their own tax advisers about the tax consequences of an investment in the Fund in light of each investor's particular tax situation. In addition, income earned through an investment in the Fund may be subject to state, local, or foreign taxes though this discussion does not address any aspect of state, local or foreign tax law.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN INDEPENDENT TAX ADVISORS WITH RESPECT TO AN INVESTMENT IN THE FUNDS AND SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES AS TO THE SPECIFIC CONSEQUENCES UNDER THE UNITED STATES FEDERAL TAX LAW, AND UNDER OTHER TAX LAWS, SUCH AS STATE, LOCAL AND NON-U.S. TAX LAWS THAT ARE NOT ADDRESSED HEREIN.

Taxation of the Fund. The Fund intends to qualify each year for treatment as a regulated investment company under the provisions of Subchapter M of the Code. To qualify for the special tax treatment accorded regulated investment companies and their shareholders, a Fund must, among other things:

(a) derive at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale of stock, securities and foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies;

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(b) distribute with respect to each taxable year at least 90% of the sum of its taxable net investment income, its net tax-exempt income, and the excess, if any, of net short-term capital gains over net long-term capital losses for such year (the "Distribution Test"); and

(c) diversify its holdings so that, at the end of each fiscal quarter, (i) at least 50% of the market value of the Fund's assets is represented by cash and cash items, U.S. government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund's total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund's assets is invested in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses (the "Diversification Test").

If a Fund qualifies as a regulated investment company under the Code, the Fund will not pay any federal income tax on the income and gains it distributes in a timely manner to Shareholders. As described in Part A of this Registration Statement, the Funds expect to purchase U.S. Government securities prior to the end of each fiscal quarter in an amount such that each Fund's total assets will meet the Diversification Test, and then sell such U.S. Government securities promptly following the end of each such fiscal quarter.

If a Fund failed to qualify as a regulated investment company under the Code in any taxable year (for example, by failing to satisfy either the Distribution Test or the Diversification Test), the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to Shareholders as ordinary income. In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.

A Fund may retain its net capital gain for investment. However, if a Fund retains any net capital gain or any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained. If a Fund retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders who, if subject to federal income tax on long-term capital gains, (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their share of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of Shares owned by a Shareholder of a Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the Shareholder's gross income and the tax deemed paid by the Shareholder under clause (ii) of the preceding sentence. The Funds intend to distribute at least annually to its Shareholders all or substantially all of its investment company taxable income and net capital gain.

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If a Fund fails to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98% of its capital gain net income for the one-year period ending December 31, plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts. A dividend paid to Shareholders in January of a year will be treated as paid on December 31 of the preceding year, if the dividend was declared and payable to Shareholders of record on a date in October, November, or December of that preceding year. The Funds intend generally, but may not always be able, to make distributions sufficient to avoid imposition of the 4% excise tax. A Fund may not be able to avoid the excise tax if one or more of the Underlying Funds fails to provide timely information to the Portfolio in which the Fund invests and in turn the Portfolio is unable to provide such information to the Fund for the Fund to determine the amount of distributions necessary to avoid the excise tax. Further, the IRS has publicly ruled that notwithstanding the general rule that the taxable income of a partner in a partnership is based on the partner's distributive share of partnership items of income, gain, loss, and deduction for any partnership taxable year that ends within or with the partner's taxable year, a regulated investment company that is a partner in a partnership must generally determine its required distribution under the excise tax provisions of the Code by taking into account its share of partnership items at the time it would have taken them into account if it directly held the partnership assets underlying the share. As a result, if the Fund’s taxable year is different than the taxable year of the Portfolio or one or more of the Underlying Funds in which the Portfolio invests, the Funds may be treated as having income that must be distributed to avoid the excise tax, but may not be treated as having enough income to make distributions in the amount necessary to avoid incurring the excise tax. Tax years of entities taxable as partnerships, such as the Portfolio and the Underlying Funds, may change under complex rules under the Code which depend, in part, on the tax years of the members or partners of such entities (the composition of which may change over time).

Fund Distributions. Distributions from the Fund will be taxable to Shareholders as ordinary income to the extent derived from investment income and net short-term capital gains. Distributions of net capital gains (that is, the excess of net gains from the sale of capital assets held for more than one year by a Fund over net losses from the sale of capital assets held for not more than one year by the Fund) will be taxable to Shareholders as such, regardless of how long a Shareholder has held the Shares. Distributions by a Fund to a Shareholder who qualifies for tax-exempt status under federal income tax rules will not be taxable. Special tax rules apply to investments by such a Shareholder. Such a Shareholder should consult its tax adviser to determine the suitability of an investment in the Fund and the tax treatment of distributions from the Fund.

Dividend and capital gains distributions will be taxable as described above whether received in cash or reinvested in additional Shares. Such distributions will be taxable to Shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received. A Shareholder whose distributions are reinvested in Shares will be treated as having received a dividend equal to the fair market value of the new Shares issued to the Shareholder, or the amount of cash allocated to the Shareholder for the purchase of Shares on its behalf.

As required by federal law, detailed federal tax information reporting, including the amount and nature of ordinary income distributions and distributions of net capital gains, will be furnished to each Shareholder for each calendar year on or before January 31 of the succeeding year.

An investment in the Fund may in some circumstances result in liability for federal alternative minimum tax for Shareholders.

Return of Capital Distributions. If a Fund makes a distribution to a Shareholder in excess of its current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such Shareholder's tax basis in his or her Shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the Shareholder's tax basis in his or her Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the Shareholder of his or her Shares.

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Dividends and distributions on the Shares are generally subject to federal income tax as described herein to the extent they do not exceed a Fund's current and accumulated earnings and profits, even though such dividends and distributions may economically represent a return of a particular Shareholder's investment. Such distributions are likely to occur in respect of Shares purchased at a time when a Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when a Fund's NAV also reflects unrealized losses. Distributions are taxable to a Shareholder even if they are paid from income or gains earned by a Fund prior to the Shareholder's investment (and thus included in the price paid by the Shareholders).

Capital Loss Carryover. Distributions from capital gains are generally made after applying any available capital loss carryovers.

Treatment of Certain Expenses. If a Fund has fewer than 500 persons at any time during a calendar year, for federal income tax purposes, individuals and certain trusts or estates that hold shares in the Fund (directly or through a partnership, S corporation or grantor trust) will be treated as receiving an additional dividend equal to their share of certain Fund expenses that are treated as "miscellaneous itemized deductions" for federal income tax purposes (including, for example, custodian fees) and as having paid such expenses themselves. For this purpose, such expenses generally would equal the excess of the total expenses deductible for purposes of determining the Fund's investment company taxable income over the sum of expenses relating to the organization and administration of the Fund and the Fund's net operating loss (determined without regard to the dividends-paid deduction and net capital gains), if any. Because Shareholders treated as receiving any additional dividend and as having paid such expenses may deduct such expenses in a taxable year only to the extent that their respective aggregate miscellaneous itemized deductions for the year exceed 2% of their respective adjusted gross income for the year, all or a portion of the above expenses may not be deductible for certain Shareholders in certain taxable years.

Sale or Repurchase of Shares. The sale or repurchase of Shares may give rise to a gain or loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, pursuant to recently enacted tax legislation short-term capital gains and ordinary income will be taxed at a maximum rate of 35% at present (the maximum rate shall be 39.6% for tax years beginning after December 31, 2010 unless Congress provides otherwise) while long-term capital gains will generally be taxed at a maximum rate of 15% (the maximum rate shall be 20% for tax years beginning after December 31, 2010 unless Congress provides otherwise). Because of certain limitations on itemized deductions and the deduction for personal exemptions applicable to higher income taxpayers, the effective rate of tax may be higher in certain circumstances. In general, any gain or loss realized upon a taxable disposition of Shares will be treated as long-term capital gain or loss if the Shares have been held for more than twelve (12) months. Otherwise the gain or loss on the taxable disposition of Shares will be treated as short-term capital gain or loss. Any loss realized upon a taxable disposition of Shares held for six (6) months or less but not disallowed as provided in the following sentence will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received by the Shareholder with respect to the Shares. All or a portion of any loss realized upon a taxable disposition of Shares will be disallowed if other Shares are purchased within thirty (30) days before or after the disposition. In such a case, the basis of the newly purchased Shares will be adjusted to reflect the disallowed loss.

From time to time a Fund may offer to repurchase Shares. A tendering Shareholder who tenders all Shares held, or considered under certain attribution rules of the Code to be held, by such Shareholder will be treated as having sold its Shares and generally will realize a capital gain or loss. If a Shareholder tenders fewer than all of its Shares, such Shareholder may be treated as having received a taxable dividend upon the tender of its Shares. In such a case, there is a remote risk that non-tendering Shareholders will be treated as having received taxable distributions from the Fund. Likewise, if a Fund redeems some but not all of the Shares held by a Shareholder and such Shareholder is treated as having received a taxable dividend upon such redemption, there is a remote risk that non-redeeming Shareholders will be treated as having received taxable distributions from the Fund. To the extent that a Fund recognizes net gains on the liquidation of its investments to meet such tenders of Shares, the Fund will be required to make additional distributions to its Shareholders.

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Hedging Transactions. If the Underlying Funds engage in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, the Fund will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the securities that the Fund holds through an Underlying Fund, convert long-term capital gains into short-term capital gains or convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to Shareholders. The Fund will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Fund.

Certain of the Fund’s hedging activities (e.g., through an Underlying Fund) are likely to produce a difference between its book income and the sum of its net tax-exempt and taxable income. If a Fund's book income exceeds the sum of its net tax-exempt and taxable income, the distribution (if any) of such excess will be treated as (i) a taxable dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient's basis in the Shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If a Fund's book income is less than the sum of its net tax-exempt and taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

Securities Issued or Purchased at a Discount. Investments by a Fund, the Portfolio or any Underlying Fund in which it invests in securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to accrue and distribute income not yet received. In order to generate sufficient cash to make the requisite distributions, a Fund may make such distributions from its cash assets, by entering into a line of credit or by liquidating its investments. A Fund may realize gains or losses from such liquidations. To the extent that a Fund realizes net capital gains from such transactions, its Shareholders may receive a larger capital gain distribution, if any, than they would in the absence of such transactions.

Foreign Currency Transactions. Transactions by any Underlying Fund in foreign currencies, foreign currency-denominated debt obligations and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

Foreign Taxation. Income received by the Underlying Funds from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.

Passive Foreign Investment Companies. Investments by the Underlying Funds in an entity which is a "passive foreign investment company" (a "PFIC") could subject the Portfolio, and indirectly the Funds, to a U.S. federal income tax (including interest charges) on distributions received from the PFIC (directly or through the Underlying Fund), which tax cannot be eliminated by making distributions to Shareholders. If a Fund invests in a PFIC through an Underlying Fund that is not a U.S. person within the meaning of the Code, certain election may be made to treat a PFIC as a "qualified electing fund" ("QEF election"), in which case the Underlying Fund will be required to include its share of the PFIC's income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. The Underlying Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Underlying Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount ultimately required to be distributed for the Fund to avoid taxation. If an Underlying Fund makes these elections, it may result in the Fund having to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund's total return.

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Non-U.S. Shareholders. Under U.S. federal tax law, dividends other than capital gains dividends paid on Shares beneficially held by a person who is a "foreign person" within the meaning of the Code, are, in general, subject to withholding of U.S. federal income tax at a rate of 30% of the gross dividend, which may, in some cases, be reduced by an applicable tax treaty. Dividends are subject to withholding even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. If a beneficial holder who is a foreign person has a permanent establishment in the United States, and the Shares held by such beneficial holder are effectively connected with such permanent establishment, and in addition, the dividends are effectively connected with the conduct by the beneficial holder of trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates. Distributions of long-term net realized capital gains will not be subject to withholding of U.S. federal income tax.

Under U.S. federal tax law, a beneficial holder of Shares who is a foreign person is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of such Shares unless (i) the Shares in question are effectively connected with a permanent establishment in the United States of the beneficial holder and such gain is effectively connected with the conduct of a trade or business carried on by such holder within the United States or (ii) in the case of an individual holder, the holder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.

A beneficial holder of Shares who is a foreign person may be subject to state and local tax and to the U.S. federal estate tax in addition to the federal tax on income referred to above.

Withholding. A Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends and other distributions paid to, and the proceeds of Share sales, repurchases or redemptions made by, any individual Shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. Pursuant to recently enacted tax legislation, the backup withholding tax rate will be 28% for amounts paid during 2007 through 2010. The backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

Foreign investors in the Fund should consult their tax advisors with respect to the certification and filing requirements imposed on foreign investors in order to qualify for exemption from the backup withholding tax for reduced withholding tax rates under income tax treaties and, more generally, with respect to their investment in the Fund.

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ERISA CONSIDERATIONS

Prudence and Diversification. Before authorizing an investment in Units of the Fund, fiduciaries of a pension, profit sharing or other employee benefit plan subject to the Employee Income Security Act of 1974, as amended, (“ERISA Plans”) should consider (i) whether the investment in such Units satisfies the prudence and diversification requirements of Section 404 of ERISA, (ii) whether such fiduciaries have authority to acquire such Units under the plan’s investment policies and appropriate governing instruments (including Title I of ERISA) and (iii) whether the investment will result in unrelated business taxable income to the plan (see “Tax Treatment of Fund Investments – Unrelated Business Taxable Income”). If a fiduciary with respect to an ERISA Plan breaches its responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Accordingly, the Board of Directors requires all ERISA Plans proposing to invest in the Fund to represent, among other things, that: (i) it, and any fiduciaries responsible for the Plan’s investments are aware and understand the Fund’s investment objective, policies and strategies; (ii) the decision to invest assets of the ERISA Plan in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; (iii) the fiduciary making the investment decision on behalf of the ERISA Plan met its fiduciary duties and obligations as imposed by ERISA in making the decision to invest assets of the ERISA Plan in the Fund; (iv) it and any fiduciary responsible for the investment of the ERISA Plan’s assets specifically acknowledge that the Investment Managers of each Fund are neither an ERISA fiduciary nor otherwise responsible for determining whether the initial and continuing investment in the Fund satisfies the ERISA fiduciary responsibilities with respect to that ERISA Plan and (v) that such investment is not a prohibited transaction with respect to the plan investor.

Also, fiduciaries of an individual retirement account (“IRA”), a Keogh plan or other “plan” described in Section 4975(e)(1) of the Code that is subject to prohibited transcation rules of Section 4975 of the Code but is not otherwise subject to Title I of ERISA (collectively “Tax-Qualified Plans”), should consider that a Tax-Qualified Plan may only make investments that are authorized by the appropriate governing instruments, and may not engage in a transaction prohibited by the Code. The fiduciaries of Tax-Qualified Plans acknowledge that they, and not the Investment Managers of the Fund, are responsible for determining whether the initial and continuing investment in the Fund satisfy the requirements of the Code with respect to such plans and have determined that such investment in fact satisfies those requirements.

Furthermore, governmental plans, certain church plans and foreign plans (collectively, “Other Plans”), while not subject to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may nevertheless be subject to other federal, state, local, non-U.S. or other laws, rules or regulations that are substantially similar to such provisions of ERISA or the Code (collectively, “Similar Laws”). The fiduciaries of any such plans should consult with their counsel before making an investment in the Fund, and such fiduciaries acknowledge that they, and not the Investment Managers of the Fund, are responsible for determining whether the initial and continuing investment in the Fund satisfy the requirements of the plan’s governing documents and Similar Law and have determined that such investment in fact satisfies those requirements and does not violate Similar Law.

ERISA imposes fiduciary obligations on any party that manages “plan assets” of an ERISA Plan. Regulations under ERISA provide that the underlying assets of an investment company registered under the Investment Company Act are not treated as the assets of the individual ERISA Plan investors. Accordingly, because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of any Plan investing in the Fund for purposes of the fiduciary rules under ERISA and the prohibited transaction rules under ERISA and the Code. Thus, neither the Investment Managers nor any of their affiliates will be fiduciaries with respect to any ERISA Plans or Tax-Qualified Plans (collectively, “Plans”) investing in the Fund based solely on the Investment Managers’ investment management of the Fund’s assets.

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Decision to Invest in Units. Certain prospective Plan and Other Plan investors may currently maintain relationships (i.e., investment management, investment advisory or other services) with the Investment Managers (or an affiliate thereof). Each such affiliated person may be deemed to be a party in interest (or disqualified person) and/or a fiduciary with respect to such prospective Plan or Other Plan investor. Generally, ERISA prohibits (and the Code imposes an excise tax on) the use of Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) a Plan fiduciary for using its position to cause a Plan to make an investment from which the fiduciary or a third party in which the fiduciary has an interest would receive a fee or other consideration, and applicable Similar Laws may have similar prohibitions. Accordingly, fiduciaries of Plans and Other Plans will be required to represent that the decision to invest in the Fund was made by a fiduciary independent of the Investment Managers and affiliated persons, that such fiduciaries are duly authorized to make such investment decisions and that they have not relied upon any advice or recommendation of the Investment Manager and affiliated persons in making the decision to invest in the Fund.

It is the responsibility of the fiduciary or other person with investment responsibilities over the assets of a Plan considering an investment in the Units of the Fund to see that the above factors have been carefully considered before making an investment. Moreover, because the provisions of ERISA and the related provisions of the Code are highly technical and subject to extensive and varying administrative and judicial interpretation and review, Plan fiduciaries considering an investment in the Fund should consult with their own counsel and advisors regarding the impact of ERISA and the related provisions of the Code in respect of an investment by the Plan in the Fund. Similarly, fiduciaries of Other Plans considering an investment in the Fund should consult with their own counsel and advisors regarding the impact of Similar Law in respect of an investment by the Other Plan in the Fund.

DESCRIPTION OF SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of series and Shares of each series. Each Share of a series represents an equal proportionate interest in that series with each other Share. Upon liquidation, Shares are entitled to a pro rata share in the net assets of the series. The Declaration of Trust provides that the Trustees of the Trust may create additional series of Shares or separate classes of series. All consideration received by the Trust for Shares of any series and all assets in which such consideration is invested would belong to that series and would be subject to the liabilities related thereto. Certificates representing Shares will not be issued.

LIMITATION OF TRUSTEES’ LIABILITY

The Declaration of Trust provides that a Trustee, when acting in such capacity, shall not be personally liable to any person, other than the Trust or a Shareholder to the extent provided in the Declaration of Trust, for any act, omission or obligation of the Trust, of such Trustee, or of any other Trustee. The Declaration of Trust further provides that a Trustee shall not be personally liable for monetary damages for breach of fiduciary duty as a trustee except in cases (i) in which the Trustee breaches the duty of loyalty to the Trust or its Shareholders, (ii) of an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or (iii) where the Trustee derived an improper personal benefit and that the Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, adviser or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee. The Declaration of Trust also provides that the Trust shall indemnify each person who is, or has been, a Trustee, a trustee, officer, employee or agent of the Trust, any person who is serving or has served at the Trust's request as a Trustee, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws.

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OTHER SERVICE PROVIDERS

Administrator and Dividend Paying Agent. Pinnacle Fund Administration, LLC (“Pinnacle”), serves as the administrator and dividend paying agent for the Portfolio and the Trust. Pinnacle is an independent and privately owned full services hedge fund administrator servicing both domestic and offshore funds. It provides general management related services to the Portfolio and the Trust, including those relating to valuation of the Portfolio’s and the Trust’s assets. Pinnacle is located at 15720 Brixham Hill Avenue, Suite 206, Charlotte, NC 28277.

Custodian. UMB Bank, N.A., (the “Custodian”) serves as the primary custodian of the Portfolio’s and the Trust’s assets. The Custodian is a global provider of integrated cash management, fund services, securities services and trade services to multinational corporations, financial institutions and the public sector. The Custodian may maintain custody of the Portfolio’s and the Trust’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) selected by the Investment Managers. Assets of the Portfolio and the Trust are not held by the Investment Managers or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 928 Grand Blvd. 5th Floor, ISG Custody Administration, Kansas City, Missouri 64106.

Independent Registered Public Accounting Firm. Deloitte & Touche LLP serves as the independent registered public accounting firm of the Portfolio and the Trust. Its principal business address is 1700 Market Street, Philadelphia, Pennsylvania 19103.

FISCAL YEAR

The Trust’s fiscal year ends on December 31st.

FINANCIAL STATEMENTS

Financial Statements for the Fund and for the Portfolio including the report of the independent registered public accounting firm are incorporated by reference from the Trust’s annual report for the year ended December 31, 2013.

PRIVACY POLICY STATEMENT

The Trust and the Investment Managers collect non-public personal information about Shareholders from information received on subscription documents and other forms and information required in connection with a subscription for Shares and information concerning Shareholders' transactions with the Trust. The Trust and the Investment Managers will not disclose any non-public personal information relating to current or former Shareholders except in connection with the administration, processing and servicing of repurchases and subscriptions or to the Trust's administrators, accountants and attorneys, in each such case subject to customary undertakings of confidentiality. The Trust and the Investment Managers restrict access to non-public personal information relating to Shareholders to personnel of the Trust and the Investment Managers and other personnel who need to know that information in connection with the operation of the Trust. The Trust maintains physical, electronic and procedural controls to safeguard the Trust’s non-public personal information relating to investors.

48

ACP FUNDS TRUST

PART C: OTHER INFORMATION

ITEM 25:	FINANCIAL STATEMENTS AND EXHIBITS.

1.	FINANCIAL STATEMENTS:

	a.	Audited Financial Statements for the Fiscal Year ended December 31, 2013 and unaudited Financial Statements for the period ended June 30, 2013 (including statement of Assets and Members Capital, Statement of Operations, Statement of Changes in Members Capital, Statement of Cash Flows, Financial Highlights and Notes the Financials) are incorporated herein by reference.

2.	EXHIBITS:

a.	Charter	(1) Certificate of Trust as filed with the State of Delaware on November 1, 2002.*

(2) Agreement and Declaration of Trust dated October 31, 2002.*

b.	By-laws	By-laws of ACP Funds Trust*

c.	Any Voting Trust Agreement	Not Applicable.

d.	All Instruments Defining	See Agreement and Declaration of Trust
	Rights of Securities’ Holders	and By-laws Items 25(a)(2) & (b).**

e.	Dividend Reinvestment Plan	Not Applicable.

f.	Constituent Instruments	Not Applicable.
Defining the Rights of the
Holders of Long-Term Debt

g.	Investment Advisory	Investment Management
	Contracts	Agreement by and between
Registrant, Barlow Partners, Inc. and Ascendant Capital Partners, LP dated March 21, 2014

h.	Underwriting or	Not Applicable.
Distribution Contract

i.	Bonus, Profit Sharing,	Not Applicable.
Pension or other Similar
Contracts

j.	Custodian Agreements and	Custody Agreement
	Depository contracts	between UMB Bank, N.A. and
ACP Strategic Opportunities Fund II,
LLC dated July 30, 2007.**

k.	All other Material Contracts	Administration Agreement between
ACP Advantage Strategic Opportunities
Fund / ACP Institutional Series
Strategic Opportunities Fund and Pinnacle Fund Administration LLC dated January 1, 2009.**

l.	Opinion and Consent of Counsel	Not Applicable.

m.	Consent to Service of Process	Not Applicable.

n.	Copies of Any Other Opinions	Not Applicable.

o.	Omitted Financial Statements	Not Applicable.

p.	Initial Capital Agreements	Form of Subscription Agreement.

q.	Retirement Plan	Not Applicable

r.	Code of Ethics	(1) Ascendant Capital Partners LP

Personal Trading Policy / Code of Ethics.

(2) Barlow Partners, Inc. Code of Ethics

(3) ACP Funds Trust Code of Ethics.

* Filed with the Registrant's initial registration statement under the Investment Company Act of 1940 on Form N-2 on March 21, 2003 (File no. 811-21324) and incorporated herein by reference.

** Filed with the registrant’s post-effective amendment to its registration statement on Form N-2 on April 28, 2008 and incorporated herein by reference.

ITEM 26. MARKETING ARRANGEMENTS.

Not Applicable

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Not Applicable

ITEM 28. PERSONS CONTROLLED BY OR UNDER CONTROL WITH REGISTRANT

No person is directly or indirectly under common control with Registrant, except that the Registrant may be deemed to be controlled by Barlow Partners, Inc. (the “Investment Manager”) and Ascendant Capital Partners, LP, a Delaware limited Partnership (the “Sub-Investment Manager”), the investment manager and sub-investment manager to the Registrant. Information regarding the Investment Manager and Sub-Investment Manager is set forth in their Form ADV, as filed with the Securities and Exchange Commission (SEC File Nos.801- 45276 and 801-60843, respectively).

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

Title of Class	Number of Record Holders (as of 5/31/14)
Shares of Beneficial Interest in the Funds	155

ITEM 30. INDEMNIFICATION

Reference is made to Article VII of the Registrant's Agreement and Declaration of Trust and Article XI of the Registrant's By-Laws filed as exhibits to this Registration Statement. Insofar as indemnification for liability arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Declaration of Trust or otherwise, the Registrant is aware that in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by trustees, directors, officers or controlling persons of the Registrant in connection with the successful defense of any act, suit or proceeding) is asserted by such trustees, directors, officers or controlling persons in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issues. The Registrant hereby undertakes that it will apply the indemnification provision of its Agreement and Declaration of Trust and By-laws in a manner consistent with Release 11330 of the Securities and Exchange Commission under the Investment Company Act of 1940 ("ICA"), so long as the interpretation of Sections 17(h) and 17(i) of the ICA contained in that release remains in effect. The Registrant maintains insurance on behalf of any person who is or was a trustee, officer, employee or agent of Registrant, or who is or was serving at the request of Registrant as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him /her and incurred by him/her or arising out of his/her position. However, in no event will Registrant maintain insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify him/her.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Other business, profession, vocation, or employment of a substantial nature in which each Investment Manager of the Registrant and each director, executive officer or partner of the Investment Manager is or has been, at any time during the last two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee are as follows:

INVESTMENT MANAGER and SUB-INVESTMENT MANAGER

Barlow Partners, Inc.

Barlow Partners, Inc. (“Barlow”) is the Investment Manager for the Registrant. Barlow Partners, Inc is a Delaware corporation whose principal address is 880 3rd Avenue, New York, New York 10022. Barlow is an SEC registered adviser.

Name and Position with Investment Manager	Name, Address and Position with other Company
George A. Hambrecht, President and CCO	None.

Elizabeth R. Hilpman, Chief Investment Officer

Ted Werthman, Senior Portfolio Manager

Buck Glenn, Analyst

Ascendant Capital Partners, LP

Ascendant Capital Partners, LP ("Ascendant") is the Sub-Investment Manager for the Registrant. Ascendant is a Delaware limited partnership whose principal address is at 150 N. Radnor Chester Rd., Suite C-220, Radnor, PA 19087. Ascendant is an SEC registered investment adviser.

Name and Position with Sub-Investment Manager	Name, Address and Position with other Company
Gary E. Shugrue, President and Chief Investment Officer and General Partner	ACP Strategic Opportunities Fund II, LLC 150 N. Radnor Chester Rd., Suite C-220 Radnor, PA 19087 (Director)

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS.

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act and the rules promulgated thereunder are kept at the following locations:

1.	Pinnacle Fund Administration 15720 Brixham Hill Avenue, Suite 206 Charlotte, NC 28277

2.	Barlow Partners, Inc. 880 3rd Avenue, New York, New York 10022

3.	Ascendant Capital Partners, LP 150 N. Radnor Chester Rd., Suite C-220 Radnor, PA 19087

ITEM 33. MANAGEMENT SERVICES

Not Applicable.

ITEM 34. UNDERTAKINGS.

The Registrant hereby undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two business days of receipt of a written or oral request, any Statement of Additional Information.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, and the Commonwealth of Pennsylvania, on the 26th day of June, 2014.

ACP FUNDS TRUST

By: /s/ Gary E. Shugrue

Gary E. Shugrue

President and Chief Investment Officer

EXHIBIT INDEX

Exhibit	Exhibit Number

Investment Management Agreement	EX-99.G

Form of Subscription Agreement.	EX-99.P

Code of Ethics for Ascendant Capital Partners	EX-99.R.1

Code of Ethics for Barlow Partners, Inc.	EX-99.R.2

Code of Ethics for ACP Funds Trust	EX-99.R.3